UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. ___)

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VASCULAR SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholder:

You are cordially invited to attend the 2015 annual meeting of shareholders of Vascular Solutions, Inc., which will be held at the Crowne Plaza Hotel Minneapolis West, 3131 Campus Drive, Plymouth, Minnesota beginning at 1:30 p.m. on Friday, May 1, 2015.

This booklet contains your official notice of the 2015 annual meeting of shareholders and a proxy statement that includes information about matters to be acted upon at the annual meeting.  Officers and directors of Vascular Solutions, Inc. will be at the meeting to review the company’s operations and to answer questions and discuss matters that may properly arise.

Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly.  If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

I sincerely hope that you will be able to attend our annual meeting to review the past year and our future plans.

Sincerely,

Howard C. Root
Chief Executive Officer

March 27, 2015

VASCULAR SOLUTIONS, INC.
6464 Sycamore Court North
Minneapolis, Minnesota 55369

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 1, 2015

The 2015 annual meeting of the shareholders of Vascular Solutions, Inc., a Minnesota corporation, will be held at the Crowne Plaza Hotel Minneapolis West, 3131 Campus Drive, Plymouth, Minnesota, beginning at 1:30 p.m. on Friday, May 1, 2015 for the following purposes:

1.    To elect seven directors to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

2.    To approve an amendment to the Vascular Solutions, Inc. Stock Option and Stock Award Plan.

3.    To ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

4.    To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that an affirmative vote be cast FOR all of the director nominees, FOR approval of the amendment to the Vascular Solutions, Inc. Stock Option and Stock Award Plan and FOR ratification of the independent registered public accounting firm.

Only holders of record of common stock at the close of business on March 9, 2015 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.  It is important that your shares of common stock be represented at the annual meeting.  You are urged to complete, sign and date the accompanying proxy card, which is solicited by the Board of Directors of Vascular Solutions, and mail it promptly in the enclosed envelope.  Your proxy will not be used if you attend the annual meeting and vote in person.  If you wish to attend the meeting to vote in person and need directions, please contact Vascular Solutions’ investor relations at 763.656.4300 or investorrelations@vasc.com.

By Order of the Board of Directors

Gordon Weber
Secretary

March 27, 2015

IMPORTANT:  PLEASE RETURN EACH PROXY CARD SENT TO YOU.

PROXY STATEMENT

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PROXY STATEMENT

This proxy statement is provided in connection with the 2015 annual meeting of shareholders of Vascular Solutions, Inc. and any adjournment or postponement of the meeting.  The accompanying proxy is solicited by our Board of Directors.  This proxy statement and the accompanying form of proxy are first being sent or given to shareholders on or about March 27, 2015.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Record Date; Shareholders Entitled to Vote; Quorum

Holders of record of the shares of our common stock at the close of business on March 9, 2015 will be entitled to vote on all matters at the annual meeting.  Each share of common stock will be entitled to one vote, and there is no cumulative voting.  On March 9, 2015, a total of 17,265,806 shares of common stock were outstanding.  A majority of the voting power of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the annual meeting.

Voting Your Shares

Our Board of Directors is soliciting proxies from our shareholders.  By completing and returning the accompanying proxy, you will be authorizing Howard Root and Gordon Weber to vote your shares.  If your proxy is properly signed and dated, it will be voted as you direct.  If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting.

Changing Your Vote by Revoking Your Proxy

Your proxy may be revoked at any time before it is voted at the annual meeting by (1) giving notice of revocation, in writing, to our Corporate Secretary at the address shown on page 33 of this proxy statement so that it is received by April 30, 2015, (2) execution of a later dated proxy or (3) attending and voting at the annual meeting.

How Proxies Are Counted

If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares will be voted FOR each of the director nominees, FOR approval of the amendment to the Vascular Solutions, Inc. Stock Option and Stock Award Plan and FOR ratification of the independent registered public accounting firm.  Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the annual meeting.

Shares voted as abstentions on any matter (or a “withhold vote for” as to directors) will be counted for purposes of determining the presence of a quorum at the annual meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained.  Abstentions will have no effect on the election of directors, but will have the same effect as a vote “against” the other proposals.

Broker “non-votes” will be counted for purposes of determining the presence of a quorum at the annual meeting, however, broker “non-votes” on any matter will not be considered as present and entitled to vote for purposes of determining the approval of such matter.  Under the rules of the New York Stock Exchange, brokers do not have discretionary authority to vote with respect to the election of directors or approval of the amendment to the Vascular Solutions, Inc. Stock Option and Stock Award Plan.

Our Board of Directors knows of no matters to be presented for action at the annual meeting other than those set forth herein.  If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment.  This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.

Cost of Solicitation

All expenses in connection with this solicitation will be paid by Vascular Solutions, Inc.  Our officers, directors and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone or electronic transmission.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on May 1, 2015:
This Proxy Statement and our 2014 Annual Report are available at www.vasc.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 27, 2015 by each person, or group of affiliated persons, who is known by us to own beneficially more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table below and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”).  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock under options held by that person that are currently exercisable or exercisable within 60 days of February 27, 2015 are considered outstanding.  These shares, however, are not considered outstanding when computing the percentage ownership of each other person.  The number of shares subject to options that each beneficial owner has the right to acquire within 60 days of February 27, 2015 is described in the footnotes to the table.

Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them, and the shares beneficially owned by our directors and executive officers are not subject to any pledge.  Percentage of ownership is based on 17,265,806 shares of common stock outstanding on February 27, 2015.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors and executive officers
Howard Root	685,411		3.9%
Richard Nigon	142,779	(2)	*
Jorge Saucedo	78,006		*
Charmaine Sutton	64,259		*
John Erb	38,877		*
Chad Kugler	44,108		*
James Hennen	41,880		*
Martin Emerson	35,779		*
William Rutstein	29,159		*
Richard Kramp	7,254		*
Paul O’Connell	3,423		*
All directors and executive officers as a group (12 persons)	1,213,517	(3)	6.8%

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Other beneficial owners:

Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	1,505,765	(4)	8.7%

RBC Global Asset Management (U.S.) Inc. 50 South Fifth Street, Suite 2350 Minneapolis, Minnesota 55402	906,337	(5)	5.2%

*	Less than 1%

(1)	Includes the following shares subject to options exercisable within 60 days after February 27, 2015:

Name	Shares	Name	Shares	Name	Shares
Mr. Root	270,000	Mr. Saucedo	60,000	Mr. Emerson	30,000
Mr. Nigon	80,000	Mr. Erb	39,800

(2)	Includes 500 shares held by Mr. Nigon’s spouse, of which Mr. Nigon disclaims beneficial ownership.

(3)	Includes 479,800 shares subject to options exercisable within 60 days after February 27, 2015.

(4)	The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by Wellington Management Group LLP on February 12, 2015 and reflects beneficial ownership as of December 31, 2014. Wellington Management Company, LLP reports having shared dispositive power with respect to these shares and shared voting power with respect to 1,152,342 of these shares.

(5)	The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by RBC Global Asset Management (U.S.) Inc. on February 4, 2015 and reflects beneficial ownership as of December 31, 2014. RBC Global Asset Management (U.S.) Inc. reports having shared dispositive power with respect to these shares and shared voting power with respect to 669,307 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC.  Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such reports furnished to us and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and greater than 10% beneficial owners have been timely met.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors currently has seven members, all of whom have been nominated for election to our Board of Directors at the 2015 annual meeting of shareholders to hold office for a term of one year and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).  In the unlikely event that the nominees are unable to stand for election at the annual meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

Information regarding the nominees to the Board of Directors is set forth below.

John Erb, age 66, has served as our Chairman of the Board since May 2011 and has been on our Board of Directors since October 2002.  Mr. Erb has over 30 years of experience in the medical device industry.  Mr. Erb is currently Chief Executive Officer of NuAx, Inc., a medical device company involved in developing new devices for the treatment of heart disease, a position he has held since February 2007.  During 2007, Mr. Erb served as Executive Chairman of the board of directors of CHF Solutions, Inc., a medical device company involved in the development, manufacturing and distribution of devices to treat congestive heart failure.  From 2001 through 2006, Mr. Erb was Chief Executive Officer of CHF Solutions, Inc.  Mr. Erb was President and Chief Executive Officer of IntraTherapeutics, Inc., a medical device company involved in the development, manufacturing and distribution of peripheral vascular stents from 1997 until it was acquired by Sulzer Medica in 2001.  Previously, Mr. Erb was Vice President of Worldwide Operations for Schneider Worldwide, a division of Pfizer, Inc.  Mr. Erb served as a director of SenoRx, Inc., a publicly-traded company, from December 2001 until it was acquired by C. R. Bard, Inc. in July 2010, and also served as a director of CryoCath Technologies Inc., a publicly-traded Canadian company, from October 2000 until it was acquired in December 2008.  Mr. Erb currently serves as a director of Sunshine Heart, Inc. and Osprey Medical, Inc., as well as a director of several private companies.  With over 30 years of experience in the medical device industry, including 15 years of experience serving as Chief Executive Officer of medical device companies,  Mr. Erb brings to our Board valuable business, management and leadership experience and a deep understanding of the challenges presented in growing a medical device company.  In addition, his role on the boards of SenoRx, Inc. and CryoCath Technologies Inc. has provided him with public company board experience.  Through his position managing significant operations of a multi-national medical device company, Mr. Erb also brings to the Board valuable private company operational experience.

Richard Nigon, age 67, has served on our Board of Directors since November 2000.  Mr. Nigon is currently Senior Vice President of Cedar Point Capital, Inc., a private company that raises capital for early stage companies, where he has served since 2007.  From February 2001 until December 2006, Mr. Nigon was a Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard (“MJSK”), a privately held investment firm.  In December 2006, MJSK was acquired by Stifel Nicolaus and Mr. Nigon became a Managing Director of Private Placements until May 2007.  From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., a web hosting company.  Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young, LLP from 1970 to 2000, where he served as partner from 1981 to 2000.  While at Ernst & Young, LLP, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing sectors.  Mr. Nigon currently serves as a director of Northern Technologies International Corporation and served on the board of directors of Virtual Radiologic Corporation from May 2007 until it was acquired in July 2010.  Mr. Nigon also serves as a director of several private companies.  Through his 30 years of service at Ernst & Young, LLP, Mr. Nigon brings to our Board extensive public accounting and auditing experience, including particular experience with emerging growth companies.  Mr. Nigon also brings to the Board a strong background in financial controls and reporting, financial management, financial analysis, SEC reporting requirements and mergers and acquisitions.  Mr. Nigon’s strategic planning expertise gained through his management and leadership roles at private investment firms also makes him well-suited to serve as a member of our Board of Directors.

Paul O’Connell, age 62, has served on our Board of Directors since January 2002.  In January of 2014, Mr. O’Connell became President of B. Braun CeGaT, a genomic sequencing and diagnostic company providing services to clinicians and hospitals in the United States.  Since 2001, Mr. O’Connell has also been serving as President of B. Braun Interventional Systems, Inc., a wholly owned subsidiary of B. Braun Melsungen AG, a global supplier of products for anesthesia, intensive medicine, cardiology, extra corporeal blood treatment and surgery as well as services for hospitals, general practitioners and the homecare sector.  Mr. O’Connell was previously Vice President of the Vascular Interventional Products Group of B. Braun Medical, an international medical device company, from 1989 to 2001.  In addition, from 1999 through 2001, Mr. O’Connell provided marketing and technical support consulting services to medical device companies.  Mr. O’Connell was the owner of Sablier, a medical device company, from 1998 through 1999 where he developed new technologies for the treatment of thromboembolic diseases and for distal protection during carotid endarterectomy.  From 1993 through 1998, Mr. O’Connell was Vice President and General Manager of the Vena Tech division of B. Braun Medical, a medical device business he originally co-founded in 1988 and sold to B. Braun Medical in 1993.  Through more than 20 years of experience as the General Manager or President of growth-oriented medical device companies within cardiology and radiology fields of practice, Mr. O’Connell brings to our Board management and operational experience and valuable clinical experience related to our product focus areas.

Howard Root, age 54, has served as our Chief Executive Officer and a member of our Board of Directors since he co-founded Vascular Solutions in February 1997.  From 1990 to 1995, Mr. Root was employed by ATS Medical, Inc., a mechanical heart valve company, most recently as Vice President and General Counsel.  Prior to joining ATS Medical, Mr. Root practiced corporate law at the law firm of Dorsey & Whitney LLP for over five years, specializing in representing emerging growth companies.  As our Chief Executive Officer and a member of our Board of Directors since co-founding Vascular Solutions in 1997, and with over 20 years of experience in the medical device industry, Mr. Root brings to our Board a deep knowledge of Vascular Solutions, its operations and the medical device industry.  Through his prior legal practice, Mr. Root gained familiarity with a broad range of legal, regulatory, compliance and other corporate governance issues valuable to our Board of Directors.  Mr. Root also provides to the Board management’s views and perspectives on various matters.  On November 13, 2014, the Unites States District Court for the Western District of Texas issued an indictment alleging that Mr. Root and Vascular Solutions introduced adulterated and misbranded medical devices into interstate commerce and conspired to introduce adulterated and misbranded products into interstate commerce through the alleged off-label promotion of our Vari-Lase® Short Kit.  The indictment is described in Item 3 “Legal Proceedings – Government Litigation” of our Annual Report on Form 10-K for the year ended December 31, 2014.  Mr. Root and Vascular Solutions deny the allegations in the indictment.

Jorge Saucedo, age 51, has served on our Board of Directors since April 2006.  Dr. Saucedo is Division Head, Division of Cardiology and Co-Director of the Cardiovascular Institute at NorthShore University HealthSystem, where he has served since June of 2013.  Prior to that, Dr. Saucedo was Professor of Medicine, Vice Chief, Clinical Affairs, Cardiovascular Section, and Director, Cardiac Catheterization Laboratories at the University of Oklahoma Health Sciences Center, where he served from 2002 to 2013.  Previously, from 1998 to 2002, Dr. Saucedo was Assistant Professor of Internal Medicine, and Director, Catheterization Laboratories at the University of Arkansas for Medical Sciences.  Dr. Saucedo’s post-graduate work includes fellowships in interventional cardiology at Washington Hospital Center in Washington, D.C. and the University of Michigan Hospitals, Ann Arbor as well as a cardiology fellowship at Instituto Nacional de Cardiologia “Ignacio Chávez,” Mexico City, Mexico.  Dr. Saucedo is board certified in internal medicine, cardiovascular diseases and interventional cardiology.  In addition, Dr. Saucedo received a Master of Business Administration degree from University of Arkansas at Little Rock.  Dr. Saucedo’s education, training and experience as an interventional cardiologist, which is the primary clinical user of our products, make him well-suited to serve as a member of our Board of Directors.

Martin Emerson, age 51, has served on our Board of Directors since May 2010.  Mr. Emerson has served as President and Chief Executive Officer and director of Galil Medical, a medical device company focused on cryotherapy treatments, since April 2008.  He was the President and Chief Executive Officer and a director of American Medical Systems Holdings, Inc., a medical device company, from 2005 to January 2008, where he also served as the President and Chief Operating Officer from 2004 to 2005, the Executive Vice President of Global Sales and Marketing and Chief Operating Officer from 2003 to 2004, and the Vice President and the General Manager of International from 2000 to 2002.  Mr. Emerson has over 22 years of experience in the medical device industry.  He was the General Manager and Finance Director in Singapore for Boston Scientific Corporation from 1998 to 2000.  Mr. Emerson was the Vice President and Regional Financial Officer in Singapore for MasterCard International Incorporated from 1997 to 1998.  He also held management positions with Baxter International Inc. from 1985 to 1997, most recently as the Vice President of Finance of its European Hospital Business division in Brussels, Belgium.  Mr. Emerson is also a director of Wright Medical, a public company, and Incisive Surgical, a private company.  Through over 22 years of experience in the medical device industry, including service as Chief Executive Officer of public and private medical device companies, Mr. Emerson brings to our Board valuable business, management and leadership experience.  Through his positions at American Medical Systems Holdings, Inc., Mr. Emerson also brings to our Board extensive expertise and insight in the areas of public company operations, domestic and international medical device marketing and sales and international business.  Mr. Emerson’s finance experience and service on two other public company boards also make him well-suited to serve as a member of our Board of Directors.

Richard Kramp, age 69, has served on our Board of Directors since May 2013.  Most recently Mr. Kramp was the Chief Executive Officer and a director of Synovis Life Technologies, Inc., a diversified medical device company, from January 2007 to February 2012, when Synovis was purchased by Baxter International, Inc.  Mr. Kramp served as President of Synovis from June 2006 to January 2007, and from August 2004 to May 2006, he served as President and Chief Operating Officer of the former interventional business unit of Synovis.  Prior to joining Synovis, Mr. Kramp served as the President and Chief Operating Officer of Medical CV, Inc., a medical device company, and before that, as its Vice President of New Product Development.  From 1988 to 2003, Mr. Kramp served as President and Chief Operating Officer, and then President, Chief Executive Officer and a director of ATS Medical, Inc.  From 1978 to 1988, Mr. Kramp held sales and marketing positions at St. Jude Medical, Inc., serving as Vice President of Sales and Marketing from 1981 to 1988.  From 1972 to 1978, Mr. Kramp held the positions of Design Engineer, Supervisor of Electrical Design with Cardiac Pacemakers, Inc. and Territory Manager, then State Sales Manager, with a company serving as an independent representative of Cardiac Pacemakers, Inc.  Mr. Kramp currently serves as a director of NVE Corporation, a publicly held technology company, and on the board of AUM Cardiovascular, a private, early stage medical device company.  Mr. Kramp served on the board of Rochester Medical Corporation, a publicly held medical device company, from January 2013 until its acquisition by C.R. Bard in November of 2013.  Through his experience as a Chief Executive Officer with Synovis and ATS Medical, Mr. Kramp brings to the Board valuable management and operational experience in the medical device industry. Mr. Kramp’s engineering and sales and marketing experience in the industry also make him a valuable member of our Board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

In accordance with Minnesota law, the nominees for election as directors at the 2015 annual meeting will be elected by a plurality of the votes cast at the meeting.  This means that since shareholders will be electing seven directors, the seven nominees receiving the highest number of votes will be elected.  The number of votes withheld from one or more director nominees will have no effect on the election of any director who is among the seven nominees receiving the highest number of votes FOR his/her election.  Proxies will be voted FOR the nominees unless otherwise specified.

CORPORATE GOVERNANCE

Board Leadership Structure

In April 2011, the Board of Directors created a new position of non-executive Chairman of the Board and elected John Erb to this position, effective May 1, 2011.  The Chairman of the Board also serves as Chairman of the Compensation Committee and Chairman of the Compliance and Governance Committee, and, until December 5, 2014, served as our Compliance Officer.  The Board created the Chairman of the Board position to enhance the Board’s oversight and other responsibilities commensurate with our growth, and to provide the Chief Executive Officer with an additional resource to assist in carrying out corporate governance activities and promote adherence to our Code of Business Ethics and Conduct.

The Chairman of the Board of Directors is responsible for leading the Board and providing management and direction to the effective performance of the Board’s responsibilities.  The Chairman of the Board acts in a participatory and advisory capacity to the Chief Executive Officer in both external and internal operations, with particular assistance on the evaluation and integration of Vascular Solutions’ strategic opportunities, recruitment of management and other functional areas as our needs arise, upon the request of the Chief Executive Officer.  The Chairman would also serve as the interim successor in the event of the incapacity of the Chief Executive Officer.

Board Independence

The Board of Directors has determined that all of the current members of the Board are “independent” directors under the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”), other than Mr. Root.  Mr. Root is not independent because he is employed by Vascular Solutions as our Chief Executive Officer.

In assessing the independence of our directors in 2014, our Board of Directors carefully considered all of the transactions, relationships and arrangements between Vascular Solutions and our independent directors or their affiliated companies.  This review was based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with Vascular Solutions and our management.  In assessing director independence, the Board of Directors considered our multi-year contract with B. Braun Medical, Inc. for the purchase of D-Stat Dry hemostatic bandages.  One of our directors, Mr. Paul O’Connell, is the president of a subsidiary of B. Braun Medical.  B. Braun Medical is a large, multinational medical products company with over 5,000 employees worldwide.  In fiscal 2014, 2013, and 2012, Vascular Solutions sold $311,000, $361,000, and $451,000, respectively, of product to B. Braun Medical.  The Board determined that this relationship did not impair Mr. O’Connell’s independence because his indirect interest in this transaction between Vascular Solutions and B. Braun was not material, and the amounts involved were immaterial to Vascular Solutions and the B. Braun Medical subsidiary when compared to their annual gross revenues.  In assessing director independence, the Board of Directors also considered the familial relationship between Richard Nigon and Matthew Nigon, his adult son and an employee of Vascular Solutions.  Matthew Nigon is an Account Manager for Vascular Solutions and earned aggregate compensation during 2014 of $135,000.  The Board determined that this relationship did not impair Richard Nigon’s independence because his indirect interest in the relationship between Vascular Solutions and Matthew Nigon was not material, and the amounts involved were immaterial to Vascular Solutions when compared to total compensation expense for 2014.  The Board determined that there was no transaction, relationship or arrangement between Vascular Solutions and our independent directors or the independent directors’ affiliated companies which could influence the director’s impartial judgment as a director of Vascular Solutions.

Meetings Attendance

Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders.  During 2014, the Board of Directors held ten meetings.  During 2014, each current director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served.  All of our directors attended our 2014 annual meeting of shareholders.

Board Committees

The Board of Directors has Compliance and Governance, Audit, and Compensation Committees, which are described below.  Each of the committees has adopted and operates under a written charter.  The charters can be found on our website at www.vasc.com by clicking under “Investor Relations.”  The following table provides membership information for each of our Board committees as of the date hereof.

Name	Compliance and Governance Committee	Audit Committee	Compensation Committee
John Erb	C		C
Martin Emerson			M
Richard Kramp	M
Richard Nigon		C
Paul O’Connell	M	M
Howard Root
Jorge Saucedo		M	M

C = Committee Chair	M = Committee Member

Compliance and Governance Committee

The Compliance and Governance Committee’s responsibilities include, among other things:

•	overseeing all Code of Conduct matters, compliance with federal healthcare program requirements and other compliance issues as they arise and recommending any proposed corrective actions related to compliance matters to the Board for approval;

•	meeting quarterly with the Compliance Officer and receiving reports from the Compliance Officer regarding the effectiveness of our compliance programs and our compliance related activities;

•	annually reviewing the Code of Conduct and our compliance activities and recommending any proposed changes to the Board for approval;

•	recommending to the Board a slate of director candidates for election by shareholders at each annual meeting of shareholders and nominees for any Board vacancies that occur between annual shareholder meetings;

•	reviewing the organizational structure of the Board and its committees and succession plans for members of management; and

•	overseeing the evaluation processes of the Board and its committees.

All of the Compliance and Governance Committee members meet the independence requirements of the NASDAQ listing standards and the SEC.  The Compliance and Governance Committee held two meetings in 2014.

Audit Committee

The Audit Committee’s responsibilities include, among other things:

•	facilitating our relationship with our independent registered public accounting firm;

•	reviewing and assessing the performance of our accounting and finance personnel;

•	communicating to the Board the results of work performed by and issues raised by our independent registered public accounting firm and legal counsel; and

•	evaluating our management of assets and reviewing policies relating to asset management.

All of the Audit Committee members meet the independence and experience requirements of the NASDAQ listing standards and the SEC.  The Board has identified Richard Nigon as an audit committee financial expert under the rules of the SEC.  The Audit Committee held four meetings in 2014.

Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

•	discharging the responsibilities of the Board of Directors with respect to the compensation of our executive officers and non-employee directors;

•	setting performance goals and objectives for the Chief Executive Officer and the other executive officers;

•	evaluating the performance of the Chief Executive Officer and the other executive officers with respect to goals; and

•	setting the compensation of the Chief Executive Officer and the other executive officers based upon the evaluation of their performance.

In evaluating executive officer pay, the Compensation Committee considers recommendations from our Chief Executive Officer and Vice President of Human Resources with respect to the goals and compensation of the executive officers.  The Compensation Committee assesses the information it receives in accordance with its business judgment.  All decisions with respect to executive officer compensation are reviewed by the Board of Directors and approved by the Compensation Committee.

All of the Compensation Committee members meet the independence requirements of the NASDAQ listing standards and the SEC.  In addition, each Compensation Committee member is a “non-employee” director, as defined in the Exchange Act, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.  The Compensation Committee held two meetings during 2014.

Director Selection and Qualifications

The Board of Directors determines the slate of director nominees for election by shareholders based on recommendations by the Compliance and Governance Committee.  All director nominees approved by the Board and all individuals appointed to fill vacancies created between our annual meetings of shareholders are required to stand for election by our shareholders at the next annual meeting.

The Compliance and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of Vascular Solutions at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, international transactions and medical technologies.  In general, candidates will be preferred who hold an established executive level position in the medical field, finance, law, education, research or government.  The Compliance and Governance Committee will consider these criteria for nominees identified by the Board, by shareholders, or through some other source.  When current Board members are considered for nomination for re-election, the Compliance and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Compliance and Governance Committee will consider qualified candidates for possible nomination that are recommended by our shareholders.  Shareholders wishing to make such a recommendation may do so by sending the following information to the Board of Directors c/o Corporate Secretary, Vascular Solutions, Inc., 6464 Sycamore Court North, Minneapolis, MN 55369:  (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Compliance and Governance Committee conducts a process of making an assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other information.  The Compliance and Governance Committee considers diversity of professional experience, areas of expertise relevant to our operations and demographic diversity as factors when identifying director nominees, but the Compliance and Governance Committee does not have a specific policy with regard to the consideration of diversity.  On the basis of information learned during the assessment process, the Compliance and Governance Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting.  The Compliance and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

 No candidates for director nominations were recommended to the Compliance and Governance Committee by any shareholder in connection with the 2015 annual meeting.  Any shareholder desiring to recommend a director candidate for consideration by the Compliance and Governance Committee for our 2016 annual meeting must do so prior to November 30, 2015, in order to provide adequate time to duly consider the nominee.

Communications with the Board

We have a formal process for shareholder communications with the Board to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner.  Shareholders who wish to communicate with the Board of Directors may do so by writing to:  Vascular Solutions, Inc., Board of Directors, 6464 Sycamore Court North, Minneapolis, MN 55369.

Risk Oversight by the Board of Directors

The Board of Directors takes an active role in risk oversight related to the company and primarily administers its role during Board and Committee meetings.  During regular meetings of the Board of Directors, members of the Board discuss the operating results for each fiscal quarter with the director, vice president or senior vice president of each department.  These discussions allow the members of the Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our strategic and budgetary goals.  The independent members of the Board of Directors routinely meet without the presence of management to further discuss these topics.  If applicable, the Board of Directors will also discuss any Code of Business Ethics and Conduct issues with the Compliance Officer.

During regular Audit Committee meetings, Audit Committee members discuss the financial results for the most recent fiscal quarter with the independent auditors, Chief Financial Officer and Chief Executive Officer.  The Audit Committee also meets with, and provides instruction to, the independent auditors outside the presence of management.  These discussions allow the members of the Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

The Compensation Committee oversees our executive compensation arrangements, including the identification and management of risks that may arise from our compensation policies and practices.  The Compensation Committee believes that the risks arising from our executive compensation programs are not reasonably likely to have a material adverse effect on Vascular Solutions.  To further mitigate inherent risk there may be in our incentive and equity compensation programs, in 2013 the Compensation Committee recommended, and the Board of Directors adopted, an Executive Compensation Recoupment Policy.  The policy requires our officers to enter into an Executive Compensation Recoupment Agreement to receive incentive compensation or equity incentive awards after January 1, 2014.  The agreement provides for us to recoup incentive compensation or equity awards based on a financial statement restatement or corporate or individual misconduct, as identified in the agreement.  The form of the agreement was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2013.

The Compliance and Governance Committee oversees risks associated with compliance with our Code of Conduct, federal healthcare program and other legal requirements.  The Compliance and Governance Committee also oversees the risks associated with succession planning and corporate governance practices.

DIRECTOR COMPENSATION

To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources including:

•	publicly available data for the companies in the Compensation Peer Group (as defined in “Overview of Compensation and Process” below);

•	survey data collected by our human resources department; and

•	information obtained directly from other companies.

The Compensation Committee is responsible for making recommendations to the Board of Directors regarding changes to the compensation of non-employee directors, and the Board of Directors approves any changes to non-employee director compensation.  The current compensation of non-employee directors was established by the Board of Directors effective as of July 1, 2012.  In 2013, the Compensation Committee engaged Grant Thornton LLP to conduct an analysis of our non-employee director compensation for 2014.  Grant Thornton evaluated our non-employee director compensation program compared to the non-employee director compensation for the companies in our Compensation Peer Group.  The Compensation Committee reviewed the Grant Thornton analysis in December 2013 and made no change to the compensation of non-employee directors.  The Compensation Committee again reviewed the compensation of non-employee directors in November of 2014, without engaging a compensation consultant, and made no change in the director compensation program.

Set forth below are schedules of the cash fees paid to our non-employee directors, other than the Chairman of the Board, as of the end of 2014. In lieu of these cash fees, the Chairman of the Board is paid a monthly cash retainer of $10,000.

Annual Retainers	($)

Board Members	20,000
Audit Committee:
Chair	10,000
Members	3,000
Compensation Committee:
Chair	8,000
Members	1,000
Compliance and Governance Committee:
Chair	4,000
Members	1,000

Meeting Fees	In Person ($)	Telephonic ($)

Board	2,000	500
Audit Committee:
Chair	1,000	500
Members	500	500
Compensation Committee:
Chair	1,000	1,000
Members	1,000	500
Compliance and Governance Committee:
Chair	1,000	1,000
Members	500	500

Each of our non-employee directors receives a restricted share award each year with a fair market value of $75,000 on the date of his initial election or re-election to the Board of Directors at the annual meeting of shareholders.  The number of shares subject to the award is determined based on the closing share price on the date of the annual shareholder meeting.  The shares subject to the award vest fully on the first anniversary of the date of grant, with accelerated vesting upon a change of control.  We also reimburse directors for out-of-pocket expenses incurred in attending Board meetings and necessary business expenses.

Directors who are also our employees do not receive cash or equity compensation for services on the Board of Directors in addition to compensation payable for their services as an employee of Vascular Solutions.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock and Option Awards ($)(1)(2)	Total ($)
John Erb	120,000	75,000	195,000
Martin Emerson	36,500	75,000	111,500
Richard Kramp	35,500	75,000	110,500
Richard Nigon	46,500	75,000	121,500
Paul O’Connell	39,500	75,000	114,500
Jorge Saucedo	41,500	75,000	116,500

(1)	These amounts are calculated based on the aggregate grant date fair value computed in accordance with ASC Topic 718. The assumptions used to determine this grant date fair value can be found in Footnote 2 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. At the April 30, 2014 Board of Directors meeting, each non-employee director was granted a restricted stock award of 3,423 shares, which vests 100% upon the one-year anniversary of the date of grant. The grant date fair value of this non-employee director restricted stock award grant was determined based on a $21.91 per share fair market value on the grant date, April 30, 2014. Each non-employee director owned 3,423 unvested restricted stock awards at December 31, 2014.

(2)	Prior to 2013, our non-employee director compensation included the grant of an option to purchase 10,000 shares of our common stock on the date of each non-employee director’s initial election or re-election to the Board of Directors. From these options grants, our non-employee directors held the following number of stock options at December 31, 2014: John Erb, 40,000 options; Martin Emerson, 30,000 options; Richard Nigon, 80,000 options; and Jorge Saucedo, 70,000 options.

RELATED PERSON TRANSACTION POLICY AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy

Our Code of Business Ethics and Conduct (the “Code”) provides that our Compliance Officer and the Chair of our Audit Committee are responsible for monitoring and reviewing all matters involving potential conflicts of interest, which include related person transactions.  The Code also provides that the prior approval of the Board of Directors or our Compliance Officer is required with respect to any such conflict of interest.  Effective December 5, 2014, the Board of Directors appointed our Vice President of Compliance as the Compliance Officer.  While serving in this capacity, the Compliance Officer reports directly to the Board of Directors.  Prior to December 5, 2014, the Chairman of the Board served as the Compliance Officer.  All directors, officers, and employees are required to read the Code and acknowledge a compliance certificate.

Under the Code, our directors, officers, and employees are required to report, in person or in writing, any conflict of interest or related party transaction to either the Compliance Officer or the Chair of the Audit Committee.  Our Compliance Officer is authorized to investigate and determine an appropriate response for all matters arising under the Code including conflicts of interest and related party transactions.

In addition to the Code, in 2008 we adopted a written policy and procedures regarding transactions with related persons (“Related Party Policy”), which we amended in 2009.  The Related Party Policy addresses our policies, procedures, and standards for review or ratification of any transaction with a related party required to be reported in our filings with the SEC (“Covered Transaction”).  Pursuant to the Related Party Policy, the members of the Audit Committee are responsible for reviewing and approving Covered Transactions, using such processes and information that they deem reasonable in light of the circumstances to determine if the Covered Transaction is fair and reasonable and on terms no less favorable than could be obtained in a comparable arm’s length transaction with an unrelated party.

Related Person Transactions

Matthew Nigon, the adult son of Richard Nigon, a member of our Board of Directors and the Chair of the Audit Committee, is employed by Vascular Solutions as an Account Manager.  He earned aggregate compensation during 2014 of $135,000.  His employment was approved in accordance with the Related Party Policy.

Other than as disclosed above, during 2014, we did not participate in any transaction in which a related party had a direct or indirect material interest that was required to be disclosed under the rules of the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We are committed to attracting, hiring and retaining an experienced management team that can successfully manufacture and sell our existing medical devices and develop new products.  The Compensation Committee believes that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.  The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  Accordingly, the Compensation Committee believes executive compensation packages provided to our executives should include both cash and stock-based compensation that reward performance as measured against established goals.

At our 2014 annual meeting of shareholders, we provided our shareholders with the opportunity to cast an advisory vote on the compensation of the named executive officers as described in the 2014 proxy statement.  Over 95% of shares voting on the proposal were voted in favor of approval of the compensation of the names executive officers.  The Compensation Committee believes that this was an overall endorsement by the shareholders of our approach to executive compensation. At our 2017 annual meeting of shareholders, we will provide our shareholders with another opportunity to cast an advisory vote on the compensation paid to the named executive officers as described in the proxy statement related to that meeting.  In addition, we will provide our shareholders with the opportunity to cast an advisory vote on the frequency with which we would hold such say-on-pay votes. The Compensation Committee will take into account the outcome of the 2017 votes when making compensation decisions for the named executive officers in the future.

Overview of Compensation and Process

The Compensation Committee has worked with management to design the current executive compensation programs, following the belief that compensation should reflect the value created for the shareholders while furthering our strategic goals.  In doing so, we instituted our compensation programs to achieve the following goals:

•	align the interests of management with those of shareholders;

•	provide fair and competitive compensation;

•	integrate compensation with our business plans;

•	reward both business and individual performance; and

•	attract and retain key executives that are critical to our success.

These objectives emphasize pay for performance by providing an incentive opportunity for at or above targeted performance.  The compensation package for each executive officer is comprised of three elements:  (i) base salary, which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) bonus payments contingent upon achievement of specific corporate and individual objectives; and (iii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and our shareholders.  Except for bonus potential determined under the Executive Incentive Compensation Plan described below, there is no pre-established formula or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

In 2013, the Board of Directors adopted an Executive Compensation Recoupment Policy.  The policy requires our officers to enter into an Executive Compensation Recoupment Agreement to receive incentive compensation or equity incentive awards after January 1, 2014.  The agreement provides for us to recoup incentive compensation or equity awards based on a financial statement restatement or corporate or individual misconduct, as identified in the agreement.  The form of the agreement was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2013.  The agreements do not apply to any incentive compensation for periods prior to, or equity awards granted prior to, January 1, 2014.

Historically, our Director of Human Resources has administered our compensation program for the executive officers named in the Summary Compensation Table in this proxy statement (the “named executive officers”).  In 2013, the Compensation Committee engaged Grant Thornton LLP to conduct a market analysis of executive compensation, including the named executive officers.  In conducting its analysis, Grant Thornton reviewed compensation information in proxy statement filings of publicly held medical device companies most comparable to us, which consisted of the following companies (the “Compensation Peer Group”):

Abiomed, Inc.	Cynosure, Inc.	Rockwell Medical, Inc.
Alphatech Holdings, Inc.	Derma Sciences, Inc.	Solta Medical, Inc.
AngioDynamics, Inc.	Exactech, Inc.	Spectranetics Corporation
AtriCure, Inc.	LeMaitre Vascular Inc.	STAAR Surgical Company
Atrion, Corporation	Mako Surgical Corporation	Synergetics USA, Inc.
Cardiovascular Systems, Inc.	Orasure Technologies, Inc.	Utah Medical Products, Inc.
CryoLife, Inc.	Quidel Corporation
Cutera, Inc.	Rochester Medical Corporation

The Compensation Peer Group, which is consistent with peer groups previously used by the Compensation Committee in evaluating executive compensation, updated for companies that have been acquired, consists of companies the Compensation Committee believes are comparable in terms of revenue, number of employees, complexity of the business and company performance.  Such companies may have a similar number of employees, have comparable revenue levels or be headquartered in the State of Minnesota.

In addition to the Compensation Peer Group, the Grant Thornton analysis included information from the 2013 – 2014 Towers Watson Top Management Survey, the 2013 Top 5 Salary Survey – Medical Device Industry, and the 2013 Mercer Benchmark Database – Executive.

The Director of Human Resources prepared a report (the “Report”) for the Compensation Committee, with input from our Chief Executive Officer, which included the Grant Thornton analysis and recommendations for compensation for the named executive officers.  The Report and performance evaluations presented by management were used by the Compensation Committee to determine base salaries for 2014, to determine incentive compensation under the Executive Incentive Compensation Plan, and to review previously granted equity awards and recommendations for future awards.  In determining executive compensation, the Compensation Committee considered our quantitative performance results and our overall need to attract, retain and motivate the executive team.

Determining the Chief Executive Officer’s Compensation

The Compensation Committee approves the Chief Executive Officer’s total compensation package.  The Compensation Committee meets in executive session (without the Chief Executive Officer present) to approve the Chief Executive Officer’s base pay, annual incentive compensation and stock-based compensation, and generally bases its approval upon:

•	an evaluation of total compensation paid to chief executive officers in the Compensation Peer Group;

•	an evaluation of the Chief Executive Officer’s performance for the fiscal year conducted by the Compensation Committee;

•	an evaluation of the proposed total compensation of the Chief Executive Officer in comparison to the other executive officers; and

•	a comparison of the differential of total compensation paid to chief executive officers and executive officers in the Compensation Peer Group.

The evaluation is also based upon the Chief Executive Officer’s success in achieving his performance objectives which include financial, strategic and company culture/leadership goals.

Determining Compensation for the Named Executive Officers (Other than the Chief Executive Officer)

The Compensation Committee approves the total compensation (including salary, annual incentive compensation, and stock-based compensation) for the named executive officers other than the Chief Executive Officer based upon:

•	the executive’s scope of responsibilities;

•	market competitive assessment of similar roles within the Compensation Peer Group;

•	internal comparisons to the compensation of other executives, including the Chief Executive Officer;

•	oral evaluations of performance for the fiscal year, as submitted by the Chief Executive Officer; and

•	the Chief Executive Officer’s recommendations for each of the other named executive officer’s base pay, annual incentive compensation and stock-based compensation amounts.

Base Salaries

In addition to reviewing the salaries paid to executive officers in the Compensation Peer Group, the Compensation Committee analyzes each named executive officer’s individual performance during the prior year, our overall performance during the prior year, and historical compensation levels within the executive officer group in determining base salaries.  Salaries are further based on experience level and time in the position, and are intended to be competitive with salaries paid to comparable executives in similar positions at other medical device companies within the Compensation Peer Group.  The Compensation Committee believes executive salaries must be sufficient to attract and retain key individuals.  The Compensation Committee does not use a set formula in determining base salaries nor does it set salaries based upon a certain percentage or range of salaries as compared to those executives in the Compensation Peer Group.  It is our policy not to pay our named executive officers at the highest salary level relative to the officer’s peers but rather to set his or her compensation on the basis of achieving corporate and individual goals, the value of the position within the company, the value that individual brings to the position, and historical compensation levels within our executive officer group.

For fiscal 2014, the named executive officers who were with us in 2013 received base salary increases ranging from approximately 1.8% to 5.9%.  Chad Kugler joined us on March 10, 2014, and therefore did not have a base salary in 2013.  The Compensation Committee approved the following base salaries for each of the named executive officers for the fiscal years ended 2014 and 2013:

Name	2014 Base Salary	2013 Base Salary	Percentage Increase
Howard Root	$525,000	$500,000	5.0%
James Hennen	$280,000	$265,000	5.7%
Chad Kugler	$300,000	N/A	N/A
Charmaine Sutton	$360,000	$340,000	5.9%
William Rutstein	$285,000	$280,000	1.8%

Incentive Bonus Awards

The Compensation Committee is responsible for the administration of our Executive Incentive Compensation Plan, which was initially established by the Compensation Committee in 2000.  The purpose of the Executive Incentive Compensation Plan is to provide executive officers with the opportunity to earn annual incentive bonus awards that are commensurate with our financial performance and the executive officer’s individual contributions to that performance, and that are competitive with companies in the Compensation Peer Group.

Under the Executive Incentive Compensation Plan, the Chief Executive Officer can earn a bonus of 50% of his base salary and Senior Vice Presidents can earn a bonus of 30% of their base salaries for achieving a target level of performance against corporate and individual objectives.  The Chief Executive Officer’s bonus is weighted 75% on corporate objectives and 25% on individual objectives and Senior Vice Presidents’ bonuses are weighted 60% on corporate objectives and 40% on individual objectives.

At the beginning of each year, certain corporate and individual performance goals are set.  The corporate objectives are initially proposed by our Chief Executive Officer.  The Compensation Committee then reviews, revises and approves the corporate objectives.  The individual performance objectives are initially proposed by each named executive officer in consultation with the Chief Executive Officer.  The Compensation Committee then reviews, revises and approves the individual performance objectives.  The Compensation Committee assigns a target performance level for attainment of each corporate and individual objective, as well as a threshold performance level below 100% of the target level for any individual or corporate objective, and then determines an appropriate payout percentage for both scenarios.  The Compensation Committee may or may not include a performance level above 100% attainment of the corporate or individual objectives, and may also reserve the discretion to subjectively analyze any achievement in excess of an individual or corporate objective.  Under the Executive Incentive Compensation Plan, there is no guaranteed minimum payout, which means the minimum level of payout for any objective or all the objectives is zero.

At the end of the fiscal year, the Compensation Committee determines overall individual achievement for each named executive officer by taking the achievement percentage for each individual objective, multiplying the achievement percentage by the weight given to each individual objective, and then totaling the individual objective percentages to obtain the overall percentage of individual objectives achieved.

As necessary, the Compensation Committee may modify or re-weigh the corporate objectives and/or individual objectives during the course of the fiscal year to reflect changes in our business plan.  The Compensation Committee did not modify or re-weigh the corporate objectives in 2014 and no individual objective was modified in 2014.  Based upon results achieved, the named executive officers receive bonus awards in accordance with the following standards.

2014 Vascular Solutions Corporate Objectives

The following table outlines the 2014 corporate objectives set under the Executive Incentive Compensation Plan as well as the relative weightings assigned to each objective.

Vascular Solutions Corporate Objectives	Weight of Objective
(1) Achieve $123 million in net revenue in 2014	30%
(2) Attain 2014 earnings per share of $0.81	30%
(3) Launch five material new products and achieve specific milestones for each product	20%
(4) Launch a new reprocessing service by December 31, 2014	20%

For the first objective, we had to obtain revenue of at least $121 million for any payout, at which level the payout would be 50%, increasing by increments of 5% for every $200,000, up to 100% at $123 million, and then increasing by increments of 5% for every $1 million above $123 million, up to 125% at $128 million.  In 2014, we reported net revenue of $126.1 million.  The Compensation Committee, therefore, determined that a 115% payout was achieved for the first corporate objective.

For the second objective, we had to obtain earnings per share of at least $0.79, at which level the payout would be 50%, increasing by 25% for every $0.01 per share over $0.79 per share, up to 100% at earnings per share of $0.81, and then increasing by an additional 5% for every $0.01 over $0.81 per share, up to 125% at earnings per share of $0.86.  In 2014, we reported earnings of $0.72 per fully diluted share, resulting in no payout for the second corporate objective.

For the third objective, we had to launch at least three of five planned products and achieve a specific milestone for each of those products, at which level the payout would be 50%, increasing by 25% each for the fourth and fifth products launched and milestones achieved.  In 2014, three of the products were launched and their respective milestones achieved, resulting in a 50% payout for the third corporate objective.

For the fourth corporate objective, our reprocessing provider had to complete an FDA premarket report (PMR) submission for a new reprocessing service by December 31, 2014, at which level the pay-out would be 50%, increasing by 50% based on the quality of the commercial launch materials and the business model for the service, and then increasing by an additional 25% if we realized over $1 million in revenue from the service in 2014.  In 2014, our reprocessing provider did not complete the PMR submission for the new reprocessing service, resulting in no payout for the fourth corporate objective.

The following table summarizes the results of Vascular Solutions 2014 corporate objectives and the Compensation Committee’s determination of the achievement of those objectives as described above.

Vascular Solutions Corporate Objectives	Weight of Objective	Achievement of Objective	Total
(1) Achieve $123 million in net revenue in 2014	30%	115.0%	34.50%
(2) Attain 2014 earnings per share of $0.81	30%	—%	—%
(3) Launch five material new products and achieve specific milestones for each of the products	20%	50.0%	10.00%
(4) Launch a new reprocessing service by December 31, 2014	20%	—%	—%
		Total	44.50%

As reflected in the table above, in 2014, 44.50% of the overall weighted corporate objectives were achieved.

2014 Individual Objectives

The 2014 individual objectives set under the Executive Incentive Compensation Plan for each of the named executive officers are summarized below.  In setting the individual objectives for 2014, the Compensation Committee reserved the right to subjectively analyze any achievement in excess of an objective and to award additional bonus compensation accordingly.

Howard Root’s individual objectives were based upon:  achieving specific development milestones for certain new products, meeting the objectives of the 2014 Investor Relations plan, completing a corporate development transaction, and recruiting and hiring two net additional high potential employees.  Overall, Mr. Root met 84.38% of his weighted individual objectives.

James Hennen’s individual objectives were based upon:  meeting the objectives of the 2014 Investor Relations plan, the company achieving operating margins and operating cash flow at or above budget, managing operating expenses at or below budget, managing outstanding receivables and limiting write-offs, and recruiting and hiring two high potential employees.  Overall, Mr. Hennen met 50.00% of his weighted individual objectives.

Chad Kugler’s individual objectives were based upon:  improving the mechanical research and development operations, completing the development of a delivery catheter, developing a new product, and recruiting and hiring two high potential employees.  Overall, Mr. Kugler met 100.00% of his weighted individual objectives.

Charmaine Sutton’s individual objectives were based upon:  reducing production scrap, reducing the material delivery time to production for in-house extruded parts, reducing the cost of supplied manufactured parts, completing an acute report and chronic animal study for a new product, recruiting and hiring two high potential employees, and managing operating expenses.  Overall, Ms. Sutton met 76.75% of her weighted individual objectives.

William Rutstein’s individual objectives were based upon:  achieving an overall worldwide product revenue amount, implementing material improvements to the U.S. sales organization with documented, measurable improvements, improving our international distribution network, and recruiting and hiring two high potential employees.  Overall, Mr. Rutstein met 87.50% of his weighted individual objectives.

Bonuses Awarded

At its December 2014 meeting, the Compensation Committee analyzed the percentages of achievement of the corporate and individual objectives in awarding bonuses under the Executive Incentive Compensation Plan subject to our final year-end numbers.  The Compensation Committee approved the 2014 bonus awards on January 19, 2015.  For fiscal 2014, Mr. Root’s incentive bonus award consisted of $87,609 based on achievement of the corporate objectives and $55,371 based on achievement of his individual objectives.  For fiscal 2014, Mr. Hennen’s incentive bonus award consisted of $22,428 based on achievement of the corporate objectives and $16,800 based on achievement of his individual objectives.  For fiscal 2014, Mr. Kugler’s incentive bonus award consisted of $16,405 based on the achievement of the corporate objectives and $24,577 based upon achievement of his individual objectives.  For fiscal 2014, Ms. Sutton’s incentive bonus award consisted of $28,836 based on achievement of the corporate objectives and $33,156 based on achievement of her individual objectives.  For fiscal 2014, Mr. Rutstein’s incentive bonus award consisted of $22,829 based on the achievement of the corporate objectives and $29,925 based upon achievement of his individual objectives.  The following table summarizes the total bonus award for each named executive officer in 2014:

Name	Potential Bonus as a Percentage of Salary (1)		Corporate Level of Achievement of Objectives in 2014 (%)	Individual Level of Achievement of Objectives in 2014 (%)	Bonus Earned (%)	Bonus Awarded ($)
Howard Root	50.00	(2)	44.50	84.38	54.47	142,980
James Hennen	30.00	(3)	44.50	50.00	46.70	39,228
Chad Kugler	30.00	(3)	44.50	100.00	66.70	40,982
Charmaine Sutton	30.00	(3)	44.50	76.75	57.40	61,992
William Rutstein	30.00	(3)	44.50	87.50	61.70	52,754

(1)	At the target level performance on all corporate and individual objectives.

(2)	Weighted 75% on corporate objectives and 25% on individual objectives.

(3)	Weighted 60% on corporate objectives and 40% on individual objectives.

Long-Term Incentives

Long-term incentives are provided to the named executive officers through the grant of restricted stock.  Our general policy is to grant restricted stock to executives at the first Board of Directors meeting of the year.  The grants are designed to align the interest of each executive officer with those of our shareholders and provide each executive officer with an incentive to manage our business from the perspective of an owner with an equity stake in the business.  In general, we view the grants as incentives for future performance and not as compensation for past accomplishments.  While there is no set formula that we use in granting restricted stock to executive officers, the Compensation Committee takes into consideration the job responsibilities, experience and contributions of the individual, time in the position, as well as the recommendations of our Chief Executive Officer, in determining the amount (if any) of restricted stock to award to executive officers.  The Compensation Committee also considers stock awards made by companies in the Compensation Peer Group and awards made to our other executive officers.

In 2014, the Compensation Committee reviewed and recommended to the Board of Directors for approval restricted stock awards to the named executive officers.  Except for the award to Mr. Kugler, the Board of Directors approved the following restricted stock awards on January 31, 2014 as a reflection of each executive’s performance and the impact of the executive’s knowledge, skills and abilities to meet the corporation’s strategic objectives.  The restricted stock award to Mr. Kugler was made on March 10, 2014 in connection with the beginning of his employment with us.

Name	2014 Restricted Stock Award
Howard Root	21,240
James Hennen	8,496
Chad Kugler	37,383
Charmaine Sutton	10,620
William Rutstein	6,372

The restricted stock award vests 50% at the two-year anniversary of the date of the grant, 25% at the third-year anniversary of the date of the grant, and 25% at the fourth-year anniversary of the date of the grant, with the exception of the award to Mr. Kugler.  The restricted stock award to Mr. Kugler vests 20% at the five-year year anniversary of the date of the grant, and thereafter at 20% on each anniversary of the date of the grant over the next four years.  Vesting of restricted stock awards is conditioned on continued employment with Vascular Solutions.  In the event that an executive officer’s employment is terminated for any reason (other than change of control), including death or disability, prior to vesting, all of the executive officer’s rights to all of the unvested shares shall be immediately and irrevocably forfeited.

To provide employees with flexibility in their mix of cash and non-cash compensation, the Board of Directors allowed all employees, including executive officers, who received restricted stock awards in the 2015 annual award grant to make an election to receive one-third of the amount awarded in cash, rather than in shares of common stock.  If cash election was made, one-half of the cash election (one-sixth of the total award) will be paid in November 2015 and the other one-half (again, one-sixth of the total award) will be paid in April 2016, subject to continued employment.  If the cash election was made, the remaining two-thirds of the total award was issued in restricted stock, which will vest  50% at the second anniversary of the date of the grant, 25% at the third anniversary of the date of the grant, and 25% at the fourth anniversary of the date of the grant, subject to continued employment.

Payments upon Change of Control

Named executive officers are eligible for change of control payments under two separate compensation arrangements.  First, upon becoming an executive officer, each executive officer signs an employment agreement that provides for certain benefits if the executive officer’s employment is terminated within 12 months following a “change in control” as defined in the agreement, unless such termination was by us for cause, by the officer other than for “good reason,” or because of the officer’s disability or death.  The Compensation Committee believes these benefits will eliminate or reduce any reluctance our executive officers may have to pursue potential change of control transactions that may be in the best interest of shareholders.  These employment agreements with executives provide for a “double trigger”, which means that there must be a change of control and either a termination of the employee by us, or a termination by the employee after a certain set of criteria defined as “good cause” are met, before the executive officer is entitled to any payment under the agreement.  The Compensation Committee believes this prevents unnecessary payments to executive officers during a friendly (non-hostile) takeover where the executive’s employment is not terminated or if the employee voluntarily leaves without “good cause” as defined in the employment agreement.

Second, the Restricted Stock Award Agreements received by employees in connection with each restricted stock award, the Restricted Stock and Cash Election Award Agreements received by employees who made restricted stock cash elections in 2015 and the Incentive Stock Option Agreement received by Mr. Root in connection with a 2012 stock option grant, each contain a change of control provision that modifies the vesting and payment schedule in the award such that all unvested shares vest, and all unpaid cash payments under the restricted stock cash election are paid, upon a “change in control” as defined in the agreements.  These agreements provide for a “single trigger,” which means that a change of control alone triggers the vesting of any unvested restricted stock and stock options and the payment of unpaid cash payments under the restricted stock cash election.  The Compensation Committee believes that a “single trigger” is warranted because it removes certain restrictions on selling shares of stock already granted to the employees upon the occurrence of a change of control.  Unpaid cash payments under the restricted stock cash election are paid upon a change of control so that they receive the same treatment as restricted stock shares.  This “single trigger” does not impact the number of shares an employee has the ability to vote upon a change of control so long as he or she remains an employee because employees are granted voting rights in 100% of the shares underlying a grant of restricted stock on the grant date.  The stock options must be exercised within 30 days of the date of the “change of control”, otherwise they expire.

Internal Revenue Code Section 162(m)

As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, we are not allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year.  This limitation applies to all compensation paid to the covered executive officers that is not considered to be performance-based.  Compensation that does qualify as being performance-based is excluded from this limitation.  The Compensation Committee believes that options granted under our Stock Option and Stock Award Plan meet the requirements for qualifying as performance-based compensation.

Restricted stock awards that vest based only on the passage of time and continued employment of the executive do not qualify as performance-based compensation under Section 162(m) and are included in the executive officer’s compensation at market value at the time they vest, unless the executive made an election to treat the award as income when it was granted.  At the 2014 meeting of shareholders, our shareholders approved the Vascular Solutions, Inc. 2014 Qualified Performance-Based Compensation Plan (the “Qualified Plan”).  The Qualified Plan allows cash or share-based awards granted after its adoption and subject to its provisions to qualify as performance-based compensation, excluded from the 162(m) limitation.  The Compensation Committee may choose to provide for compensation that is not deductible by us under Section 162(m) in order to meet its compensation objectives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation Committee of the Board of Directors:

John Erb, Chairman
Martin Emerson
Jorge Saucedo

Summary Compensation Table

The following table shows compensation for the last three fiscal years for the individuals who served as Chief Executive Officer and Chief Financial Officer during 2014 and each of the other three most highly compensated executive officers who were serving as executive officers at the end of 2014.

Name and Principal Position	Year	Salary ($)		Stock and Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Howard Root	2014	525,000		499,990		142,980	―	1,167,970
Chief Executive Officer	2013	500,000		443,963		190,625	―	1,134,588
	2012	465,000		2,479,560	(4)	190,287	―	3,134,847
James Hennen	2014	280,000		199,996		39,228	4,375	523,599
Senior Vice President of Finance and Chief	2013	265,000		181,681		61,533	3,188	511,402
Financial Officer	2012	250,000		165,450		66,244	3,049	484,743
Chad Kugler	2014	196,000	(5)	999,995	(6)	40,982	2,631	1,239,608
Senior Vice President of Research & Development
Charmaine Sutton	2014	360,000		249,995		61,992	4,380	676,367
Senior Vice President of Operations	2013	340,000		221,982		70,839	3,188	636,009
	2012	325,000		165,450		78,083	3,779	572,312
William Rutstein	2014	285,000		149,997		52,754	5,750	493,501
Senior Vice President of Worldwide Sales	2013	280,000		166,486		64,890	3,188	514,564
	2012	270,000		132,360		69,032	3,162	474,554

(1)	The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with ASC Topic 718. The assumptions used to determine this grant date fair value can be found in Footnote 2 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. The grant date fair value of the 2014 Stock and Option Awards was determined based on a $23.54 per share fair market value on the grant date, January 31, 2014, except as otherwise noted. The grant date fair value of the 2013 Stock and Option Awards was determined based on a $16.26 per share fair market value on the grant date, February 1, 2013. The grant date fair value of the 2012 Stock and Option Awards was determined based on an $11.03 per share fair market value on the grant date, January 27, 2012.

(2)	Represents bonuses earned under our Executive Incentive Compensation Plan as described under the “Incentive Bonus Awards” section in the Compensation Discussion and Analysis.

(3)	Amounts shown for each executive officer represent the matching contributions made to the 401(k) savings plan on behalf of the executive officer.

(4)	This amount was calculated based on the aggregate grant date fair value computed in accordance with ASC Topic 718. The assumptions used to determine this grant date fair value can be found in Footnote 2 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. The grant date fair value of Mr. Root’s 2012 Stock and Option Awards was determined based on an $11.03 per share fair market value on the grant date, January 27, 2012. Included in this amount are a restricted stock grant of 37,000 shares and an incentive stock option grant for 450,000 shares. The incentive stock option grant vests in five annual tranches of 90,000 shares each based on Mr. Root’s continued employment on the day of vesting. The exercise price of the first 90,000 share tranche was set at the fair market value on the day of grant ($11.03), with the exercise price for each subsequent annual 90,000 share tranche increasing by $1.00 per share up to $15.03 per share for the final 90,000 share tranche.

(5)	Mr. Kugler was hired on March 10, 2014 on a part-time basis until July 1, 2014, when he commenced full time employment.

(6)	The grant date fair value of Mr. Kugler’s 2014 Stock and Option Awards was determined based on a $26.75 per share fair market value on the grant date, March 10, 2014.

Grants of Plan-Based Awards for Fiscal 2014

The following table summarizes the 2014 grants of equity and non-equity plan-based awards to the executive officers named in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock or Units (#)(2)	and Option Awards ($)(3)
Howard Root	―	131,250	262,500	―	―	―
	1/31/14	―	―	―	21,240	499,990
James Hennen	―	42,000	84,000	―	―	―
	1/31/14	―	―	―	8,496	199,996
Chad Kugler	―	30,721	61,442	―	―	―
	3/10/14	―	―	―	37,383	999,995
Charmaine Sutton	―	54,000	108,000	―	―	―
	1/31/14	―	―	―	10,620	249,995
William Rutstein	―	42,750	85,500	―	―	―
	1/31/14	―	―	―	6,372	149,997

(1)	Under the Executive Incentive Compensation Plan, executive officers are eligible for a bonus based on the achievement of specified corporate and individual objectives as described under the “Incentive Bonus Awards” section in the Compensation Discussion and Analysis. The Compensation Committee does not assign an overall minimum threshold or target that an executive officer must achieve in order to receive any payout at all. Instead, the percentage of achievement for each individual goal is added to create an overall percentage of individual objectives achieved. A similar calculation is done for the corporate objectives. Under the Executive Incentive Compensation Plan, there are no guaranteed minimum payouts, and therefore the minimum level of potential payout is zero. The amounts listed in the threshold column assume that the threshold level of performance was achieved with respect to each corporate and individual objective. The amounts listed in the target column assume that the target level of performance was achieved with respect to each corporate and individual objective. There are no amounts listed in the maximum column because the amounts of payments under the Executive Incentive Compensation Plan for achievements in excess of objectives were at the discretion of the Compensation Committee. The actual awards made to the executive officers are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and are discussed further under the “Incentive Bonus Awards” section in the Compensation Discussion and Analysis.

(2)	The amounts included under this column represent restricted stock awarded under the Stock Option and Stock Award Plan. Each restricted stock award vests 50% at the two-year anniversary of the date of the grant, 25% at the third-year anniversary of the date of the grant, and 25% at the fourth-year anniversary of the date of grant, with the exception of the restricted stock award to Mr. Kugler. The restricted stock award to Mr. Kugler vests 20% at the five-year year anniversary of the date of the grant, and thereafter at 20% on each anniversary of the date of the grant over the next four years. Vesting of the restricted stock awards is conditioned on continued employment with Vascular Solutions. In the event that an executive officer’s employment is terminated for any reason (other than a change of control), including death or disability, prior to vesting, all of the executive officer’s rights to all of the unvested shares will be immediately and irrevocably forfeited. Holders of restricted stock have the right to receive dividends on the shares of restricted stock held by them.

(3)	The amounts included under this column reflect the grant date fair value of the restricted stock awards. They are calculated based on the aggregate grant date fair value computed in accordance with ASC Topic 718. The assumptions used to determine this grant date fair value can be found in Footnote 2 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table summarizes the unexercised stock options and unvested restricted stock held at the end of fiscal year 2014 by the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Howard Root	1/27/2012	90,000	―	11.03	1/27/2022	―	―	―
	1/27/2012	90,000	―	12.03	1/27/2022	―	―	―
	1/27/2012	―	90,000	13.03	1/27/2022	―	―	―
	1/27/2012	―	90,000	14.03	1/27/2022	―	―	―
	1/27/2012	―	90,000	15.03	1/27/2022	―	―	―
	―	―	―	―	―	2/4/2011	8,750	237,650
	―	―	―	―	―	1/27/2012	18,500	502,460
	―	―	―	―	―	2/1/2013	27,304	741,577
	―	―	―	―	―	1/31/2014	21,240	576,878

James Hennen	―	―	―	―	―	2/4/2011	3,750	101,850
	―	―	―	―	―	1/27/2012	7,500	203,700
	―	―	―	―	―	2/1/2013	11,604	315,165
	―	―	―	―	―	1/31/2014	8,496	230,751

Chad Kugler	―	―	―	―	―	3/10/2014	37,383	1,015,322

Charmaine Sutton	―	―	―	―	―	2/4/2011	5,000	135,800
	―	―	―	―	―	1/27/2012	7,500	203,700
	―	―	―	―	―	2/1/2013	13,652	370,788
	―	―	―	―	―	1/31/2014	10,620	288,439

William Rutstein	―	―	―	―	―	2/4/2011	3,750	101,850
	―	―	―	―	―	1/27/2012	6,000	162,960
	―	―	―	―	―	2/1/2013	10,239	278,091
	―	―	―	―	―	1/31/2014	6,372	173,064

(1)	Each restricted stock award vests 50% at the two-year anniversary of the date of grant, 25% at the third-year anniversary of the date of the grant, and 25% at the fourth-year anniversary of the date of grant, with the exception of the restricted stock award to Mr. Kugler. The restricted stock award to Mr. Kugler vests 20% at the five-year year anniversary of the date of the grant, and thereafter at 20% on each anniversary of the date of the grant over the next four years.

(2)	“Market Value” has been determined based on the last sale price of our common stock ($27.16) as reported on the NASDAQ Global Select Market on December 31, 2014, the last business day of the year, multiplied by the number of shares that have not vested.

Option Exercises and Stock Vested for Fiscal 2014

The following table summarizes information with respect to stock option awards exercised and shares of restricted stock that vested during fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Howard Root	75,000	1,155,587	36,000	837,098
James Hennen	―	―	15,000	348,788
Chad Kugler	―	―	―	―
Charmaine Sutton	―	―	16,250	390,163
William Rutstein	―	―	13,500	310,760

(1)	Value determined by subtracting the exercise price per share from the market value per share of our common stock on the date of exercise and multiplying the difference by the number of shares acquired on exercise.

(2)	Value determined by multiplying the number of shares of restricted stock vested by the fair market value of our common stock on the date of vesting.

Employment Agreements, Separation Agreements, Termination and Potential Change in Control Payments

We have entered into employment agreements with each of the named executive officers.  The employment agreements provide for employment “at will,” which may be terminated by either party for any reason upon ten business days’ prior written notice.  The base salary and bonus for each of the named executive officers are determined by the Compensation Committee of our Board of Directors.  During the term of his or her employment agreement and for a period of one year after its termination, each named executive officer is prohibited from competing with us individually or in any entity whose business is directly competitive with our business.

The employment agreements provide for the payment of certain benefits to the named executive officers if their employment terminates following a “change in control.” The agreements provide for benefits if an officer’s employment is terminated within 12 months following a change in control, unless such termination was by us for cause, by the officer other than for “good reason,” or because of the officer’s disability or death.  “Good reason” is defined as the termination of employment as a result of either a diminution in the officer’s responsibilities, a reduction in salary or benefits, or a relocation of our office of more than 50 miles.  A “change in control” is generally defined as an acquisition of more than 50% of our outstanding common stock by any person or group, the merger, sale or dissolution of Vascular Solutions or the replacement of a majority of our Board of Directors with directors not recommended by the existing Board of Directors.  The agreements provide for lump sum payments or payments periodically in accordance with our normal payroll practices in effect from time-to-time following termination in amounts equal to 24 times monthly base salary in the case of Mr. Root and 12 times monthly base salary for the other named executive officers.  Mr. Root’s employment agreement, which was entered into in January 2012, also provides for payments to be made to Mr. Root equal to 12 times his monthly base salary in the event that we terminate Mr. Root’s employment at any time without cause (as defined in the agreement).

We also may grant our named executive officers options to purchase stock or shares of restricted stock pursuant to the Vascular Solutions, Inc. Stock Option and Stock Award Plan.  Pursuant to the Restricted Stock Award Agreement used for restricted stock grants and the Incentive Stock Option Agreement used for stock option awards, all options or shares granted will vest upon a “change in control,” which has a definition similar to the definition in the employment agreement above, with an additional criteria that the majority of the existing members of the Board of Directors may make the determination that a change of control has occurred in their discretion.

Pursuant to our Executive Incentive Compensation Plan, a plan participant, whose employment has terminated and who is not an active employee on the date an annual bonus is paid, will not receive that bonus.  Notwithstanding the foregoing, the plan provides that if a participant’s employment is terminated prior to the date an annual bonus is paid due to the participant’s retirement, extended disability, or death, such participant will be eligible to receive a prorated bonus award directly or through a beneficiary, as applicable.  The prorated bonus is determined by multiplying the annual bonus award which would have been earned in a full year by the fraction of the number of days of service during the year.

The following table shows the potential payments upon certain termination events, retirement, death or a “change of control” of the company on December 31, 2014 for each of our named executive officers.

Name	Type of Payment	Payments Upon Voluntary Termination, Retirement, For Cause Termination, or Death on 12/31/14 ($)	Any Change of Control 12/31/14 ($)	Termination by the Company without Cause or Voluntary Termination by the Employee for Good Reason after a Change in Control on 12/31/14 ($)

Howard Root
	Cash Severance(1)	―	―	1,050,000
	Accelerated Bonus Payment(2)	142,980	―	―
	Accelerated Stock Options(3)	―	3,545,100	3,545,100
	Accelerated Restricted Stock Awards(4)	―	2,058,565	2,058,565
	Accrued Benefits(5)	50,481	―	50,481
	Total	193,461	5,559,526	6,704,146

James Hennen
	Cash Severance(1)	―	―	280,000
	Accelerated Bonus Payment(2)	39,228	―	―
	Accelerated Restricted Stock Awards(4)	―	851,466	851,466
	Accrued Benefits(5)	9,419	―	9,419
	Total	48,647	851,466	1,140,885

Chad Kugler
	Cash Severance(1)	―	―	300,000
	Accelerated Bonus Payment(2)	40,982	―	―
	Accelerated Restricted Stock Awards(4)	―	1,015,322	1,015,322
	Accrued Benefits(5)	1,501	―	1,501
	Total	42,483	1,015,322	1,316,823

Charmaine Sutton
	Cash Severance(1)	―	―	360,000
	Accelerated Bonus Payment(2)	61,992	―	―
	Accelerated Restricted Stock Awards(4)	―	998,727	998,727
	Accrued Benefits(5)	25,750	―	25,750
	Total	87,742	998,727	1,384,477

William Rutstein
	Cash Severance(1)	―	―	285,000
	Accelerated Bonus Payment(2)	52,754	―	―
	Accelerated Restricted Stock Awards(4)	―	715,965	715,965
	Accrued Benefits(5)	6,983	―	6,983
	Total	59,737	715,965	1,007,948

(1)	Payment based on fiscal year 2014 salary, with the exception of Mr. Root where the payment is based on two times his fiscal year 2014 salary.

(2)	Represents the amount earned under our Executive Incentive Compensation Plan based on fiscal 2014 performance assuming that the executive officer’s employment terminated on December 31, 2014 due to the executive officer’s retirement, extended disability or death.

(3)	The valuation of these stock options was calculated by multiplying the number of unvested stock options available with an exercise price less than fair market value by the fair market value of the stock at December 31, 2014 ($27.16), less the exercise price to be paid.

(4)	The valuation of these restricted stock awards was calculated by multiplying the number of restricted stock awards available by the fair market value of the stock at December 31, 2013 ($27.16).

(5)	The accrued vacation amount was determined by taking the executive officer’s yearly base salary and dividing that amount by 2,080 hours using a standard 40 hour per week work year. This hourly salary rate was then multiplied by the hours of vacation the executive officers’ had available to them at December 31, 2014.

PROPOSAL 2:
APPROVAL OF AMENDMENT TO THE STOCK OPTION AND STOCK AWARD PLAN

On December 22, 1996, the Board of Directors adopted the Vascular Solutions, Inc. Stock Option and Stock Award Plan (the “Stock Plan”).  On April 18, 2006, the shareholders approved an amendment to the Stock Plan to extend the term of the Stock Plan through April 18, 2016 and to increase the number of incentive stock options that may be granted under the Stock Plan to 3,900,000 shares.  On July 27, 2012, the Board of Directors amended the Stock Plan to reduce the number of shares available for grant under the Stock Plan to 5,000,000 shares. On January 30, 2015, the Board of Directors, subject to shareholder approval, amended the Stock Plan to extend its term through May 1, 2025 (the “Amendment”). If the Amendment is approved by the shareholders, the Stock Plan will continue through May 1, 2025.  If the Amendment is not approved by the shareholders, the Stock Plan will terminate on April 18, 2016.  The extension of the term of the Stock Plan is the only change made to the Stock Plan by the Amendment.

The purpose of the Stock Plan is to aid in maintaining and developing a mutually beneficial relationship with our employees and non-employees who perform valuable services for us, to offer such persons additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in Vascular Solutions.  The Stock Plan authorizes the grant of stock options, restricted shares and stock appreciation rights (collectively, “awards”).

Summary of the Stock Plan

The following summary describes the material terms of the Stock Plan, as amended.  It is qualified in its entirety by reference to the full text of the Stock Plan, which is attached to this Proxy Statement as Annex A.

Plan Administration

The Stock Plan is administered by our Board of Directors.  The Board of Directors may authorize, at any time, the formation of a Stock Option Committee, consisting of two or more members who shall be appointed from time to time by the Board of Directors.  The Stock Option Committee will, if formed, have authority to exercise the powers conferred on the Board of Directors under the Stock Plan (other than the power to terminate or amend the Stock Plan or to accelerate the exercisability of any option or lift the restrictions on any restricted shares granted or awarded under the Stock Plan).

The Board of Directors has plenary authority in its discretion, subject to the express provisions of the Stock Plan, to establish rules for the administration of the Stock Plan, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of common stock covered by the awards, and to set the vesting and other terms and conditions of awards.

Eligibility

Incentive stock options may be granted only to the employees of Vascular Solutions and its subsidiaries.  Options that do not qualify as incentive stock options and awards of restricted shares may be granted to both employees and to individuals or other entities (including but not limited to consultants) who perform services for us but who are not employed by us, when granting an option or award to such person would be of benefit to us.  As of February 27, 2015, 504 employees were eligible to participate in the Stock Plan.

Shares Authorized

The number of shares of our common stock that may be awarded under the Stock Plan is 5,500,000, plus an automatic annual increase on the first day of each of our fiscal years beginning in 2016 and ending in 2025 equal to the lesser of:

•	500,000 shares,

•	5% of our outstanding common stock on the last day of the immediately preceding fiscal year, or

•	a lesser number of shares as determined by the Board of Directors or the Stock Option Committee.

Notwithstanding the foregoing, the number of shares available for granting incentive stock options under the Stock Plan after January 25, 2006 will not exceed 3,900,000 shares.  In addition, no person may be granted any award or awards under the Stock Plan, the value of which is based solely on an increase in the value of our common stock after the date of grant, for more than 500,000 shares of common stock in the aggregate in any calendar year.

The Board of Directors may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Stock Plan.

Any shares subject to an option under the Stock Plan which, for any reason, expires or is terminated unexercised, will be available for options or awards thereafter granted during the term of the Stock Plan.  If any award of restricted shares is forfeited in accordance with the terms and conditions of such award, the restricted shares so forfeited shall also become available for further grants or awards under the Stock Plan.

Types and Terms of Awards

The Stock Plan permits the granting of (1) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Revenue Code”), and stock options that do not meet such requirements, (2) restricted shares and (3) alternative stock appreciation rights.

The exercise price per share under any stock option or stock appreciation right will not be less than 100% of the fair market value of our common stock on the date of grant.  Each stock option and each restricted share granted under the Stock Plan will expire on the date determined by the Board of Directors, provided that incentive stock options may not have a term longer than 10 years.

Stock Options

Options may be exercised by payment of the exercise price, either in cash, by tendering previously owned shares of our common stock having a fair market value on the date of exercise equal to the exercise price, or, with the consent of the Board of Directors, by the issuance of a promissory note.  The fair market value of our common stock on a given date will be the closing price of the common stock as reported for composite transactions if the common stock is traded on a national securities exchange, which includes the NASDAQ Global Select Market, on that date, or if our common stock is not traded on a national securities exchange on that date, then as determined by the Board of Directors in good faith.

Unless otherwise stated in the option agreement, if an option holder ceases to be employed by us due to such holder’s gross and willful misconduct during the course of employment, such holder’s option will be terminated as of the date of the misconduct.  If the optionee dies while in our employ or within three months after termination of employment for any reason other than gross and willful misconduct, or if the optionee becomes disabled while in our employ, the holder’s options may be exercised at any time within 12 months after such holder’s death or disability to the extent of the full number of shares such holder was entitled to purchase under the option on the date of death, disability or termination of employment (if earlier).  If, however, the optionee ceases to be employed by us for any reason other than such holder’s gross and willful misconduct or death or disability, such optionee will have the right to exercise the option at any time within three months after such termination of employment to the extent of the full number of shares such holder was entitled to purchase under the option on the date of termination.

Restricted Shares

The holder of restricted shares may have all of the rights of our shareholders (including the right to vote the shares subject to the restricted shares and to receive any dividends with respect to the stock), or these rights may be restricted.  Restricted shares may not be transferred by the holder until the restrictions established by the Board of Directors have lapsed.  Upon termination of the holder’s employment during the restriction period, restricted shares are forfeited, unless the Board of Directors determines otherwise.

Stock Appreciation Rights

At the time of grant of an option under the Stock Plan (or at any time thereafter as to options which are not incentive stock options), the Board of Directors may grant to the holder of such option an alternative stock appreciation right (“SAR”) for all or any part of the number of shares covered by the holder’s option.  Any such SAR may be exercised as an alternative, but not in addition to, an option granted under the Stock Plan, and any exercise of an SAR will reduce an option by the same number of shares as to which the SAR is exercised.  An SAR granted to an optionee will provide that such SAR, if exercised, must be exercised within the time period specified therein.  Such specified time period may be less than (but may not be greater than) the time period during which the corresponding option may be exercised.  An SAR may be exercised only when the corresponding option is eligible to be exercised.  If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding option, the Board of Directors may later (as to options which are not incentive stock options) grant to the optionee an additional SAR covering additional shares; provided, however, that the aggregate amount of all SARs held by any optionee may not exceed the total number of shares covered by such optionee’s unexercised options.

The holder of any option that by its terms is exercisable who also holds an SAR may, in lieu of exercising their option, elect to exercise their SAR.  Upon exercise of an SAR, the Board of Directors will pay to such holder the SAR exercise amount either in cash, shares of our common stock, or any combination thereof.  The SAR exercise amount is the excess of the fair market value of one share of our common stock on the date of exercise over the per share option price for the option in respect of which the SAR was granted multiplied by the number of shares as to which the SAR is exercised.

Transferability

In general, no award and no right under any award granted under the Stock Plan may be transferred by its recipient otherwise than by will or by the laws of descent and distribution.

Withholding Obligations

Under the Stock Plan, the Board of Directors, in its discretion and subject to such additional terms and conditions as it may adopt, may permit participants receiving or exercising awards to elect to satisfy federal, state or local withholding tax obligations related to the awards, by delivering previously owned shares of our common stock or by having us withhold a portion of the shares otherwise to be delivered under the award.

Amendments

The Board of Directors may amend or discontinue the Stock Plan at any time. However, shareholder approval must be obtained for any amendment that requires the approval of shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that is applicable to us.

Termination of Stock Plan

Unless earlier terminated by the Board of Directors, the Stock Plan, as amended, will terminate on May 1, 2025.  No awards may be granted or made after such termination, but termination of the Stock Plan will not, without the consent of the award holder, alter or impair any rights or obligations under any option, restricted shares or SAR award theretofore granted or made.

New Plan Benefits

The Board of Directors in its sole discretion determines the number and types of awards that will be granted under the Stock Plan, and therefore it is not possible to determine the benefits that will be received by eligible participants under the Stock Plan as amended and approved by shareholders.

Historical Awards Under the Stock Plan

The following table sets forth information with respect to all grants of options, restricted shares and stock appreciation rights made since the adoption of the Stock Plan through February 27, 2015 to the executive officers named in the Summary Compensation Table and the specified groups set forth below.

Name and Principal Position	Options Granted	Restricted Shares Granted	SARs Granted
Howard Root Chief Executive Officer	891,211	283,885	―
James Hennen Senior Vice President of Finance and Chief Financial Officer	40,000	122,436	―
Chad Kugler Senior Vice President of Research and Development	―	44,108	―
Charmaine Sutton Senior Vice President of Operations	90,000	83,442	―
William Rutstein Senior Vice President of International Sales	44,000	85,502	―
All current executive officers as a group (6 persons)	1,065,211	685,320	―
All current non-executive directors as a group (6 persons)	450,000	54,195	―
Each associate of the above-mentioned directors, executive officers or nominees	―	―	―
Each other person who received or is to receive 5% of such options, warrants or rights	―	―	―
All employees (other than executive officers) as a group (127 persons)	422,570	817,193	―

Equity Compensation Plan Information

    The following table sets forth information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of December 31, 2014, including the Stock Plan and our Employee Stock Purchase Plan, both of which have been approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options and rights)
Equity compensation plans approved by security holders	682,000	$11.84	1,721,000 (1) (2)

Equity compensation plans not approved by security holders	None	None	None

Total	682,000	$4.83	1,721,000

(1)	Includes 1,485,909 shares reserved and available for issuance under our Stock Option and Stock Award Plan. The number of reserved shares under this plan automatically increases on an annual basis through 2016 (2025 if the Amendment is approved by shareholders) by the lesser of:
•	500,000 shares;
•	5% of the common-equivalent shares outstanding at the end of our prior fiscal year; or
•	a smaller amount determined by our Board of Directors or the committee administering the plan.

(2)	Includes 516,088 shares reserved and available for issuance under our Employee Stock Purchase Plan. The number of reserved shares under this plan automatically increases on an annual basis through 2020 by the lesser of:
•	200,000 shares;
•	2% of the common-equivalent shares outstanding at the end of our prior fiscal year; or
•	a smaller amount determined by our Board of Directors or the committee administering the plan.

Federal Income Tax Consequences

Grant of Options and Stock Appreciation Rights

The grant of a stock option or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise of Options and Stock Appreciation Rights

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount.  The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction.  Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and Stock Appreciation Rights

The tax consequence upon a disposition of shares acquired through the exercise of an option or stock appreciation right will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or stock appreciation right, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Revenue Code have been satisfied.

Restricted Shares

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Revenue Code, the holder must recognize ordinary income equal to the excess of (1) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (2) the amount (if any) paid for the shares by the holder of the award.  We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction

Assuming that, as expected, stock options and stock appreciation rights paid under the Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Revenue Code, and subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes and the limitation of Section 162(m) of the Revenue Code with respect to awards that are not “qualified performance-based compensation,” such as restricted stock awards with time-based vesting, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Stock Plan.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE STOCK PLAN.

The affirmative vote of a majority of the shares of our common stock present and entitled to vote at the 2015 annual meeting of shareholders is necessary to adopt the Amendment to the Stock Plan.  Proxies will be voted FOR the proposal unless otherwise specified.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of our Board of Directors is composed of the following non-employee directors:  Richard Nigon, Paul O’Connell and Jorge Saucedo.  Mr. Nigon currently serves as the Chairman of the Audit Committee.  All of the members of the Audit Committee are independent for purposes of the NASDAQ Stock Market LLC listing requirements and the rules of the SEC.  The Audit Committee recommends to the Board of Directors, and submits for shareholder ratification, the appointment of our independent registered public accounting firm.

Management is responsible for our internal controls and the financial reporting process.  Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on our financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm.  The Audit Committee discussed with our independent registered public accounting firm matters required to be discussed by the Auditing Standard No. 16.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Members of the Audit Committee:

Richard Nigon, Chairman
Paul O’Connell
Jorge Saucedo

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While we are not required to do so, we are submitting the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 for ratification in order to ascertain the views of our shareholders on this appointment.  If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection.  It is not, however, obligated to appoint another independent registered public accounting firm.

Representatives of Baker Tilly Virchow Krause, LLP are expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BAKER TILLY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The affirmative vote of a majority of the shares of our common stock present and entitled to vote at the 2015 annual meeting of shareholders is necessary to ratify the appointment of Baker Tilly Virchow Krause, LLP.  Proxies will be voted FOR ratifying the appointment unless otherwise specified.

ADDITIONAL INFORMATION ABOUT OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Audit Fees

Fees billed or expected to be billed to us for audit services by Baker Tilly Virchow Krause, LLP for the audit of our annual financial statements and for reviews of our financial statements included in our quarterly reports on Form 10-Q for the fiscal years ended December 31, 2014 and 2013 were $166,500 and $167,500, respectively.

Audit-Related Fees

Fees billed or expected to be billed to us by Baker Tilly Virchow Krause, LLP for audit-related services provided for the fiscal years ended December 31, 2014 and 2013 were $0 and $8,000, respectively.

Tax Fees

Fees billed or are expected to be billed to us by Baker Tilly Virchow Krause, LLP for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2014 or 2013 were $10,700 and $0, respectively.

All Other Fees

No fees were billed or are expected to be billed to us by Baker Tilly Virchow Krause, LLP for other services not included above during the fiscal years ended December 31, 2014 or 2013.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by our independent registered public accounting firm.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.  The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.  All of the services performed by our independent registered public accounting firm during 2014 and 2013 were pre-approved by the Audit Committee.

ANNUAL REPORT ON FORM 10-K

Our 2014 Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2014, accompanies this proxy statement.  The 2014 Annual Report, including our Form 10-K, is also available on our website at www.vasc.com. If requested, we will provide copies of any exhibits to the Form 10-K to you upon payment of a fee covering our reasonable expenses incurred in furnishing the exhibits.  You can request exhibits to the Form 10-K, by writing to the Corporate Secretary, Vascular Solutions, Inc., 6464 Sycamore Court North, Minneapolis, Minnesota 55369.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules.  This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.  Although we do not household for our registered shareholders, some brokers household Vascular Solutions proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker.  We will deliver promptly upon written or oral request a separate copy of our proxy statement and/or our annual report to a shareholder at a shared address to which a single copy of either document was delivered.  For copies of either or both documents, shareholders should write to Vascular Solutions, Inc., 6464 Sycamore Court North, Minneapolis, Minnesota 55369, Attention:  Corporate Secretary, or call (763) 656-4300.

OTHER MATTERS

As of this date, the Board of Directors does not know of any business to be brought before the annual meeting of shareholders other than as specified above.  However, if any matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Any shareholder proposals to be considered for inclusion in our proxy material for the 2016 annual meeting of shareholders must be received at our principal executive office at 6464 Sycamore Court North, Minneapolis, Minnesota 55369, no later than November 27, 2015.  In connection with any matter to be proposed by a shareholder at the 2016 annual meeting, but not proposed for inclusion in our proxy material, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by us at our principal executive office by February 10, 2016.

By Order of the Board of Directors

Gordon Weber
Secretary
Dated: March 27, 2015

Annex A

VASCULAR SOLUTIONS, INC.
STOCK OPTION AND STOCK AWARD PLAN
AS PROPOSED TO BE AMENDED

1.       Purpose of Plan.  This Plan shall be known as the “Vascular Solutions, Inc. Stock Option and Stock Award Plan” and is hereinafter referred to as the “Plan”.  The Plan shall provide for the issuance of shares of common stock, par value $.01 (the “Common Stock”), of Vascular Solutions, Inc. (the “Corporation”).  The purpose of the Plan is to aid in maintaining and developing a mutually beneficial relationship with employees and non-employees of the Corporation who perform valuable services for or on behalf of the Corporation, to offer such persons additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Corporation.  It is intended that this purpose be effected through the granting of stock options, the awarding of Common Stock subject to restrictions (the “Restricted Shares”) and the awarding of stock appreciation rights to such persons as hereinafter provided.  Options granted under the Plan may be either incentive stock options (“Incentive Stock Options”) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not qualify as Incentive Stock Options.

2.       Stock Subject to the Plan.  Subject to the provisions of Section 10 hereof, the stock to be subject to options and which may be awarded as Restricted Shares under the Plan shall be shares of the Corporation’s authorized Common Stock.  Such shares may be either authorized but unissued shares or issued shares which have been reacquired by the Corporation.  Subject to the adjustment as provided in Section 10 hereof, the maximum number of shares on which options may be exercised or which may be awarded as Restricted Shares under this Plan from its inception shall be 5,500,000, plus an automatic annual increase on the first day of each of the Corporation’s fiscal years beginning in 2016 and ending in 2025 equal to the lesser of (i) 500,000 shares, (ii) five percent (5%) of the common-equivalent shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as determined by the Board of Directors or the Stock Option Committee.  Notwithstanding the foregoing, the number of shares available for granting Incentive Stock Options under the Plan after January 25, 2006 shall not exceed 3,900,000 shares, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provisions.  Any shares subject to an option under the Plan which, for any reason, expires or is terminated unexercised, shall be available for options or awards thereafter granted during the term of the Plan.  If any award of Restricted Shares is forfeited in accordance with the terms and conditions of such award, the Restricted Shares so forfeited shall also become available for further grants or awards under the Plan.

3.       Administration of Plan.

                (a)     The Plan shall be administered by the Board of Directors of the Corporation.  The Board of Directors may authorize, at any time, the formation of a Stock Option Committee (the “Committee”), consisting of two or more members who shall be appointed from time to time by the Board of Directors.  The Stock Option Committee will, if formed, have authority to exercise the powers conferred on the Board of Directors under the Plan, other than the power under Section 11 herein to terminate or amend the Plan or to accelerate the exercisability of any option or lift the restrictions on any Restricted Shares granted or awarded under the Plan.

                (b)    The Board of Directors shall have plenary authority in its discretion, subject to the express provisions of this Plan, to:  (i) determine the purchase price of the Common Stock covered by each option and the terms of exercise of each such option, (ii) determine the persons to whom and the time or times at which options (a person receiving an option is hereinafter referred to as an “Optionee”) or awards of Restricted Shares (a person receiving an award of Restricted Shares is hereinafter referred to as a “Grantee”) shall be granted or made and the number of shares to be subject to each such option or award (iii) determine the period during which Restricted Shares shall remain subject to restrictions and the nature and type of restrictions that may be imposed on Restricted Shares (iv) interpret the Plan, (v) prescribe, amend and rescind rules and regulations relating to the Plan, (vi) determine the terms and provisions (and amendments thereof) of each option and Restricted Share agreement under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, (vii) the form of payment to be made upon the exercise of an SAR (as hereinafter defined) as provided in Section 16, which payment may be either cash, common stock of the Corporation or a combination thereof, and (viii) make all other determinations necessary or advisable for the administration of the Plan.

                (c)     The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine.  A majority of its members shall constitute a quorum.  All determinations of the Committee shall be made by not less than a majority of its members.  Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

                (d)   The granting of an option or an award pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Corporation and the Optionee or Grantee to whom such right is granted.

(e)     The Board of Directors or the Committee shall, to the extent necessary or desirable, establish any special rules for Optionees or Grantees located in any particular country other than the United States.  Such rules shall be set forth in Appendices to the Plan, which shall be deemed incorporated into and form part of the Plan.

4.        Eligibility.

                (a)    Incentive Stock Options (as determined pursuant to Section 14 herein) may be granted only to employees of the Corporation and its subsidiary corporations.  Options which do not qualify as Incentive Stock Options and awards of Restricted Shares may be granted or made to both employees and to individuals or other entities (including but not limited to consultants) who perform services for the Corporation but who are not employed by the Corporation, when granting an option or award to such person would be of benefit to the Corporation.

(b)    Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the Optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code (as hereinafter defined) Common Stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its parent or subsidiary corporations, if any, (within the meaning of Section 422(b)(6) of the Code) then any Incentive Stock Option to be granted to such Optionee pursuant to the Plan shall satisfy the requirements of Section 422A(c)(6) of the Code, and the option price shall not be less than 110% of the fair market value of the Common Stock of the Corporation, determined as described in Section 5, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

5.       Price.  The option price for all options granted under the Plan shall be determined by the Board of Directors but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such option, as determined in good faith by such Board.  The option price shall be payable at the time written notice of exercise is given to the Corporation.  An Optionee shall be entitled to pay the exercise price in cash, by tendering to the Corporation shares of Common Stock, previously owned by the Optionee, having a fair market value on the date of exercise equal to the option price, or, with the consent of the Board of Directors, by the issuance of a promissory note to the Corporation.  The fair market value of such shares shall be (i) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, (ii) the last sales price if the Common Stock is then traded on the NASDAQ National Market System, or (iii) the average of the closing representative bid and asked prices as reported on NASDAQ if the Common Stock is then traded on NASDAQ.  If the Common Stock is not so traded, the Board of Directors shall determine in good faith the fair market value.

6.       Term.  Each option and each Restricted Share award and all rights and obligations thereunder shall (subject to the provisions of Section 8) expire on the date determined by the Board of Directors and specified in the option agreement or agreement relating to the award of the Restricted Shares.  The Board of Directors shall be under no duty to provide terms of like duration for options or awards granted under the Plan; provided, however, that the term of any Incentive Stock Option shall not extend more than ten (10) years from the date of granting of the option.
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7.        Exercise of Options and Awards.

(a)     The Board of Directors shall have full and complete authority (subject to the provisions of Section 8) to determine, at the time of granting or making, whether an option or Restricted Share award will be exercisable in full at any time or from time to time during the term of the option or award, or to provide for the exercise or receipt thereof in such installments and at such times during the term of the option or award as Board may determine.

(b)    Notwithstanding any provision of the Plan or the terms of any option granted or award of Restricted Shares made under the Plan, the exercise of any option or the transferring of any shares of Common Stock on the books and records of the Corporation pursuant to a Restricted Share award may be made contingent upon receipt from the Optionee or Grantee (or other person rightfully exercising the option or receiving certificates for the shares granted pursuant to a Restricted Share award) of a representation that, at the time of such exercise or receipt, it is their then intention to acquire the shares so received thereunder for investment and not with a view to distribution thereof.  Certificates for shares issued or transferred pursuant to the exercise of any option or the granting of any Restricted Share award may be restricted as to further transfers upon advice of legal counsel that such restriction is appropriate to comply with applicable securities laws.

(c)     Notwithstanding any provision of the Plan or the terms of any option granted or award of Restricted Shares made under the Plan, the Company shall not be required to issue any shares of Common Stock, deliver any certificates for shares of Common Stock or transfer on its books and records any shares of Common Stock if such issuance, delivery or transfer would, in the judgment of the Board of Directors, constitute a violation of any state or Federal law, or of the rules and regulations of any governmental regulatory body or any securities exchange.

(d)    An Optionee electing to exercise an option shall give written notice to the Corporation of such election and of the number of shares subject to such exercise.  The full purchase price of such shares shall be tendered, in accordance with the provisions of Section 5, with such notice of exercise.  Until such person has been issued a certificate or certificates for the shares subject to such exercise, he shall possess no rights as a stockholder with respect to such shares.

(e)     Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Corporation or any of its subsidiaries or affect, in any way, the right of the Corporation or any of its subsidiaries to terminate his or her employment at any time.

8.      Effect of Termination of Employment or Death.  Unless otherwise stated in the option agreement, the following provisions shall govern the treatment of an option upon termination of employment:

(a)     In the event that the Optionee shall cease to be employed by the Corporation or its subsidiaries, if any, for any reason other than such holder’s gross and willful misconduct or death or disability, such Optionee shall have the right to exercise the option at any time within three months after such termination of employment to the extent of the full number of shares such holder was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

(b)    In the event that an Optionee shall cease to be employed by the Corporation or its subsidiaries, if any, by reason of such holder’s gross and willful misconduct during the course of employment, including but not limited to wrongful appropriation of funds of the Corporation or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

(c)     If the Optionee shall die while in the employ of the Corporation or any subsidiary, if any, or within three (3) months after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Section 105(d)(4) of the Code) while in the employ of the Corporation or a subsidiary, if any, and such Optionee shall not have fully exercised the option, such option may be exercised at any time within twelve months after such holder’s death or such disability by the personal representatives, administrators, or, if applicable, guardian, of the Optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of shares such holder was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

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9.       Nontransferability of Options.  No option granted under the Plan shall be transferable by an Optionee, otherwise than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code.

10.    Dilution or Other Adjustments.  If the number of outstanding shares of the Common Stock of the Corporation shall, at any time, be increased or decreased as a result of a subdivision or consolidation of shares, stock dividend, stock split, spin-off or other distribution of assets to shareholders, recapitalization, merger, consolidation or other corporate reorganization in which the Corporation is the surviving corporation, the number and kind of shares subject to the Plan and to any option, SAR or Restricted Share award previously granted or made, as well as the option price or amount payable upon the exercise of any previously granted option or SAR, shall be appropriately adjusted in order to prevent the dilution or enlargement of rights of holders of outstanding options, SARs or Restricted Share awards.  Any fractional shares resulting from any such adjustment shall be eliminated.

11.    Amendment or Discontinuance of Plan.  The Board of Directors may amend or discontinue the Plan at any time; however, no amendment of the Plan shall, without shareholder approval, amend the Plan in a way which would violate the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Corporation.  Except as provided in Section 10, the Board of Directors shall not alter or impair any option, SAR or Restricted Share award thereto granted or made under the Plan without the consent of the holder of the option, SAR or award; provided, however, that the Board of Directors may accelerate the exercisability of options (and any related SARs) or lift any restrictions imposed on Restricted Shares at any time during the term of such options or awards without the consent of the holder thereof.

12.   Time of Granting.  Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Corporation, and no action taken by the Board of Directors (other than the execution and delivery of an option or the making of an Award Agreement (as hereinafter defined)), shall constitute the granting of an option or the making of a Restricted Share award hereunder.  The granting of an option or the making of a Restricted Share award pursuant to the Plan shall take place only when a written option or Award Agreement shall have been duly executed and delivered by or on behalf of the Corporation to the Optionee or Grantee to whom such option or award is granted or made.

13.    Termination of Plan.  Unless the Plan shall have been discontinued as provided in Section 11 hereof, the Plan shall terminate on May 1, 2025.  No option or Restricted Share award may be granted or made after such termination, but termination of the Plan shall not, without the consent of the Optionee or Grantee, alter or impair any rights or obligations under any option, SAR or Restricted Share award theretofore granted or made.

14.    Determination of Incentive Stock Option.  The Board shall determine, upon the granting of each option, whether such option shall be an Incentive Stock Option or an option that does not qualify as an Incentive Stock Option.

15.   Restricted Share Awards.  Each award of Restricted Shares under the Plan shall be evidenced by an instrument (an “Award Agreement”).  Each Award Agreement shall be subject to the terms and conditions of the Plan but may contain additional terms and conditions (which terms and conditions may vary from Grantee to Grantee) that are not inconsistent with the Plan as the Board of Directors may deem necessary and desirable.  Each Award Agreement shall comply with the following terms and conditions:

(a)     The Board of Directors shall determine the number of Restricted Shares to be awarded to a Grantee.

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(b)    At the time of the award of Restricted Shares, a certificate representing the appropriate number of shares of Common Stock awarded to a Grantee shall be registered in the name of such Grantee but shall be held by the Corporation or any custodian appointed by the Corporation for the account of the Grantee subject to the terms and conditions of the Plan.  The Grantee shall have all rights of a stockholder as to such shares of Common Stock, including the right to receive dividends and the right to vote such Common Stock, subject to the following restrictions:  (i) the Grantee shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period (as hereinafter defined); (ii) the Restricted Shares may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all or a specified portion of the Restricted Shares shall be forfeited and all rights of the Grantee to any forfeited Restricted Shares shall terminate without further obligation on the part of the Corporation unless the Grantee remains in the continuous employment of the Corporation for the period in relation to which all or such portion of the Restricted Shares were granted (the “Restricted Period”).  The Board of Directors shall have the power to determine which portion of an award of Restricted Shares shall be forfeited in the event of a Grantee’s failure to remain in the continuous employment of the Corporation during the Restricted Period relating to such award.  In addition, the Board of Directors may specify additional restrictions or events that must occur during the Restricted Period or the Restricted Shares, or a portion thereof, shall be forfeited as stated in the award thereof.  Any shares of Common Stock received as a result of a stock distribution to holders of Restricted Shares shall be subject to the same restrictions as such Restricted Shares.

(c)     At the end of each applicable Restricted Period or at such earlier time as otherwise provided by the Board of Directors, all restrictions contained in an Award Agreement and in the Plan shall lapse as to such portion of the Restricted Shares granted in relation to such Restricted Period, and a stock certificate for the appropriate number of shares of Common Stock, free of restrictions, shall be delivered to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

(d)    There shall be no limitation on the number of shares of Common Stock which a Grantee may be awarded except that no Grantee may be awarded shares of Common Stock in excess of the number of shares remaining available for option grants and awards of Restricted Shares under the Plan.

16.    Alternative Stock Appreciation Rights.

(a)    Grant.  At the time of grant of an option under the Plan (or at any time thereafter as to options which are not Incentive Stock Options), the Board of Directors, in its discretion, may grant to the holder of such option an alternative Stock Appreciation Right (“SAR”) for all or any part of the number of shares covered by the holder’s option.  Any such SAR may be exercised as an alternative, but not in addition to, an option granted hereunder, and any exercise of an SAR shall reduce an option by the same number of shares as to which the SAR is exercised.  An SAR granted to an Optionee shall provide that such SAR, if exercised, must be exercised within the time period specified therein.  Such specified time period may be less than (but may not be greater than) the time period during which the corresponding option may be exercised.  An SAR may be exercised only when the corresponding option is eligible to be exercised.  The failure of the holder of an SAR to exercise such SAR within the time period specified shall not reduce such holder’s option rights.  If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding option, the Board of Directors may later (as to options which are not Incentive Stock Options) grant to the Optionee an additional SAR covering additional shares; provided, however, that the aggregate amount of all SARs held by any Optionee shall at no time exceed the total number of shares covered by such Optionee’s unexercised options.

(b)    Exercise.  The holder of any option that by its terms is exercisable who also holds an SAR may, in lieu of exercising their option, elect to exercise their SAR, subject, however, to the limitation on time of exercise hereinafter set forth.  Such SAR shall be exercised by the delivery to the Corporation of a written notice which shall state that the Optionee elects to exercise their SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, such holder requests be paid in Common Stock of the Corporation.  The Board of Directors shall promptly cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock of the Corporation, or any combination of cash and stock as the Board of Directors may determine.  Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Board of Directors.  The SAR exercise amount is the excess of the fair market value of one share of the Corporation’s Common Stock on the date of exercise over the per share option price for the option in respect of which the SAR was granted multiplied by the number of shares as to which the SAR is exercised.  For the purposes hereof, the fair market value of the Corporation’s shares shall be determined as provided in Section 5 herein.  An SAR may be exercised only when the SAR exercise amount is positive.

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(c)     Limitation on Date of Exercise.  A cash settlement of an SAR by an officer or director of the Corporation may only be accomplished in compliance with Rule 16b-3(e) of the Securities Exchange Act of 1934 as presently in effect or as subsequently modified by amendment.

(d)    Other Provisions of Plan Applicable.  All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to an SAR.  No SAR shall be transferable otherwise than by will or the laws of descent and distribution and an SAR may be exercised during the lifetime of the holder thereof, only by such holder.

17.    Tax Indemnification Payments.  The Board shall have the authority, at the time of the grant of an option or the making of a Restricted Share award under the Plan or at any time thereafter, to approve tax indemnification payments to designated Optionees and Grantees to be paid upon their exercise of stock options which do not qualify as incentive stock options or recognition of a taxable gain by reason of their receipt of an award of Restricted Shares, as the case may be.  The amount of any such payments shall not exceed the amount of tax generally payable by an Optionee or Grantee by reason of such exercise or recognition, and shall not, in any case, exceed sixty percent of the amount imputed as taxable income to a particular Optionee or Grantee by reason of either of the above-described events.  The Board of Directors shall have full authority, in its discretion, to determine the amount of any such payment, the terms and conditions affecting the exercise, vesting and payment of any payment, and whether any payment shall be payable in cash or other property.

18.    Income Tax Withholding.

(a)    In order to assist an Optionee or Grantee in paying federal and state income taxes required to be withheld upon the exercise of an option or receipt of a Restricted Share award granted or made hereunder, the Board of Directors, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Grantee or Optionee to elect to satisfy such income tax withholding obligation by delivering previously owned shares or by having the Corporation withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with the provisions of Section 5 hereof, in an amount up to the Optionee’s maximum marginal tax rate.  Any such election by an officer or director of the Corporation must comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule.

(b)    Optionees and Grantees are responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under applicable law relating to any amounts deemed under the laws of the country of their residency or of the organization of the subsidiary which employs them to constitute income arising out of the Plan, the purchase and sale of shares pursuant to the Plan and the distribution of shares or cash to the participant in accordance with the Plan.  Each participant, by participating in the Plan, authorizes the Company or the relevant subsidiary to make appropriate withholding deductions from each participant’s compensation, and to pay such amounts to the appropriate tax authorities in the relevant country or countries in order to satisfy any of the above tax liabilities of the participant under applicable law.

19.    Omitted.

20.    Award Limitations Under the Plan.  No person eligible to receive an award under the Plan may be granted any award or awards under the Plan, the value of which awards is based solely on an increase in the value of the shares after the date of grant of such awards, for more than 500,000 shares (subject to adjustment as provided for in Section 10), in the aggregate in any calendar year.  The foregoing annual limitation specifically includes the grant of any awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

21.    Miscellaneous.  Nothing in this Plan shall confer on any Optionee or Grantee any express or implied right of continued employment by the Company or any subsidiary, whether for the duration of the Plan or otherwise.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any of its affiliates, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any of its affiliates.  None of the options granted hereunder, the shares purchased hereunder or any other benefits conferred hereby shall form any part of the wages or salary of any employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any of its affiliates be entitled to any compensation for any loss or any right or benefit under this Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

22.    Acceptance of Terms.  By participating in the Plan, each Optionee and Grantee shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Board of Directors or the Committee and shall be fully bound thereby.

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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of	01 Martin Emerson	04 Richard Nigon	06 Howard Root	☐ Vote FOR all nominees	☐ Vote WITHHELD
directors:	02 John Erb	05 Paul O’Connell	07 Jorge Saucedo	(except as marked)	from all nominees
03 Richard Kramp

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to the Vascular Solutions, Inc. Stock Option and Stock Award Plan.	☐ For	☐ Against	☐ Abstain
3.	To ratify the selection of Baker Tilly Virchow Krause, LLP as independent auditor of the Company for the year ending December 31, 2015.	☐ For	☐ Against	☐ Abstain

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis - trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

Friday, May 1, 2015
1:30 p.m.

Crowne Plaza Minneapolis West
3131 Campus Drive
Plymouth, MN 55441

Vascular Solutions, Inc. 6464 Sycamore Court North Minneapolis, MN 55369	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 1, 2015.

The shares of stock you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Howard Root and Gordon Weber, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.